                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                           SFBC INTERNATIONAL, INC.,

                      SFBC ANALYTICAL LABORATORIES, INC.

                                      AND

                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                                August 20, 2001

                               TABLE OF CONTENTS

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

Table of Contents                                                         Page
-----------------                                                         ----
1.    Definitions                                                           1
2.    Basic Transaction                                                     8
      2.1   The Merger                                                      8
      2.2   The Closing                                                     8
      2.3   Actions at the Closing                                          8
      2.4   Effect of Merger                                                8
3.    Representations and Warranties Concerning KAL                        10
      3.1   Organization, Qualification and Power                          10
      3.2   Capitalization                                                 10
      3.3   Noncontravention                                               10
      3.4   Brokers, Fees                                                  11
      3.5   Title to Assets                                                11
      3.6   Subsidiaries                                                   11
      3.7   Financial Statements                                           11
      3.8   Events Subsequent to Most Recent Fiscal Year End               11
      3.9   Undisclosed Liabilities                                        13
      3.10  Legal Compliance                                               13
      3.11  Tax Matters                                                    15
      3.12  Real Property                                                  16
      3.13  Intellectual Property                                          17
      3.14  Tangible Assets                                                19
      3.15  Contracts                                                      19
      3.16  Notes and Accounts Receivable                                  20
      3.17  Powers of Attorney                                             20
      3.18  Insurance                                                      20
      3.19  Litigation                                                     21
      3.20  Warranties                                                     21
      3.21  Product Liability                                              21
      3.22  Employees                                                      21
      3.23  Employee Benefits                                              22
      3.24  Environmental, Health and Safety Matters                       23
      3.25  Certain Business Relationships with KAL                        24
      3.26  Customer List                                                  24
      3.27  Suppliers                                                      25
      3.28  No Third Party Opinion                                         25
      3.29  Related Party Transactions                                     25
      3.30  No Other Representations                                       25
      3.31  Disclosure                                                     25

4.    Representations and Warranties of SFBC and Sub                       25
      4.1   Organization, Qualification and Power                          25
      4.2   Capitalization                                                 26
      4.3   Noncontravention                                               26
      4.4   Brokers, Fees                                                  26
      4.5   Filings with the SEC                                           26
      4.6   Subsidiaries                                                   27
      4.7   Financial Statements                                           27
      4.8   Events Subsequent to Most Recent Fiscal Year End               27
      4.9   Undisclosed Liabilities                                        27
      4.10  No Other Representations                                       27
      4.11  Disclosure                                                     28
5.    Covenants                                                            28
      5.1   General                                                        28
      5.2   Notices and Consents                                           28
      5.3   Regulatory Matters and Approvals                               28
      5.4   Operation of Business                                          28
      5.5   Access                                                         29
      5.6   Notice of Developments                                         29
      5.7   No Solicitation                                                29
      5.8   Recommendation of Board of Directors                           31
      5.9   Post-Closing Covenants                                         31
6.    Conditions to Obligation to Close                                    31
      6.1   Conditions to Obligation of SFBC and Sub                       31
      6.2   Conditions to Obligation of KAL                                32
7.    Termination                                                          33
      7.1   Termination of Agreement                                       33
      7.2   Effect of Termination                                          35
8.    Miscellaneous                                                        35
      8.1   Survival                                                       35
      8.2   Press Releases and Public Announcements                        35
      8.3   No Third Party Beneficiaries                                   35
      8.4   Entire Agreement                                               35
      8.5   Succession and Assignment                                      35
      8.6   Counterparts                                                   35
      8.7   Section or Paragraph Headings                                  36
      8.8   Notices and Addresses                                          36
      8.9   Governing Law                                                  36
      8.10  Amendments and Waivers                                         37
      8.11  Severability                                                   37
      8.12  Construction                                                   37
      8.13  Incorporation of Exhibits and Schedules                        37


EXHIBITS
--------
Exhibit A         Form of Registration Rights Agreement                                          E-1
Exhibit B-1       Articles of Merger (Pennsylvania)                                              E-13
Exhibit B-2       Articles of Merger (Florida)                                                   E-17
Exhibit C         Form of Employment Agreement with Dr. Xu                                       E-20
Exhibit D         Form of Lock-Up and Indemnification Agreement                                  E-41
Exhibit E         Form of Indemnification Agreement with Other KAL Stockholders                  E-44
Exhibit F         Form of Investment Letter                                                      E-46
Exhibit G-1       Form of Opinion of KAL Counsel                                                 E-48
Exhibit G-2       Form of Opinion of SFBC and Sub Counsel                                        E-54


SCHEDULES
---------

Schedule 3.1               Organization, Qualification and Power of KAL                          S-1
Schedule 3.2               Capitalization of KAL                                                 S-2
Schedule 3.7               Financial Statements of KAL                                           S-3
Schedule 3.11.3            Tax Matters of KAL                                                    S-4
Schedule 3.12              Real Property of KAL                                                  S-5
Schedule 3.13.3            KAL Patent and Trademarks                                             S-6
Schedule 3.13.4            Third Party Intellectual Property                                     S-7
Schedule 3.14              Tangible Assets                                                       S-8
Schedule 3.15              KAL Contracts/Agreements                                              S-9
Schedule 3.18              Insurance of KAL                                                      S-10
Schedule 3.19              Litigation of KAL                                                     S-11
Schedule 3.20              Warranties of KAL                                                     S-12
Schedule 3.23              Employee Benefits of KAL                                              S-13
Schedule 3.24              Environmental, Health and Safety Requirements of KAL                  S-14
Schedule 3.26              Customer Lists                                                        S-15
Schedule 3.29              Related Party Transactions                                            S-16
Schedule 4.2               Capitalization of SFBC                                                S-17
Schedule 4.6               SFBC Subsidiaries                                                     S-18

                         AGREEMENT AND PLAN OF MERGER


     Agreement entered into as of this 20th day of August, 2001 by and among SFBC International, Inc., a Delaware corporation ("SFBC"), SFBC Analytical Laboratories, Inc., a Florida corporation ("Sub"), and KeyStone Analytical Laboratories, Inc., a Pennsylvania corporation ("KAL") (the "Agreement"). SFBC, Sub and KAL are referred to collectively herein as the "Parties."

     WHEREAS, the respective boards of directors of SFBC, Sub and KAL have each declared advisable the merger of KAL with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of capital stock of KAL shall be converted into the Merger Consideration, as defined;

     WHEREAS, the respective boards of directors of SFBC, Sub and KAL have each determined that the Merger is advisable and in the best interest of their respective stockholders and is in furtherance of and consistent with their respective long-term business strategies;

     WHEREAS, the board of directors of SFBC on its own behalf and in its capacity as the sole stockholder of Sub and the board of directors of KAL and its stockholders each has approved this Agreement and the Merger upon the terms and subject to the conditions set forth herein;

     WHEREAS, following the execution of this Agreement and at the Closing, as defined, SFBC and the stockholders of KAL shall enter into a Registration Rights Agreement, the form of which is annexed as Exhibit A, pursuant to which SFBC
                                           ---------
shall grant certain rights to such persons regarding the registration of certain of the shares of SFBC's Common Stock to be issued to such persons as part of the Merger Consideration (defined below);

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1.   Definitions.  As used in this Agreement, the following capitalized
          -----------
words and terms have the referenced meanings:

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

     "Assets" shall mean all of KAL's right, title and interest in and to all tangible, intangible, real, personal and mixed property of KAL used in or related to the KAL business, including but not limited to all prepaid assets, personal property, inventory, leases, contracts, licenses and permits, intellectual property, intangible assets, records, documents, telephone numbers, e-mail addresses, website, corporate name, warranties, and goodwill.

     "Average Closing Price" means the average closing price for SFBC Shares for the 10 trading days on the Nasdaq Stock Market. The number of trading days refers to the number of days on which such market is open ending on the day prior to the Closing Date.

     "Basis" means any past or present fact, situation, circumstances, status, condition, activity, practice plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Closing" shall have the meaning set forth in Section 2.2 below.

     "Closing Date" shall have the meaning set forth in Section 2.2 below.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and of any similar state law.

     "Code" means the Internal Revenue Code of 1986, as amended and the Regulations thereunder.

     "Common Stock" means shares of common stock of SFBC, Sub or KAL, as the case may be.

     "Confidential Information" means any information concerning the businesses and affairs of SFBC or KAL, as the case may be, including their respective Subsidiaries that is not already generally available to the public and shall include but shall not be limited to, clinical or analytical data, protocols or operational processes, inventions, product lines, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code (including, but not limited to the software documentation and such other computer programs developed, improved or modified by a Party as a result of any of the foregoing activities), any information and data relating to a Party's commercial or financial information, including budgets and strategic plans, industry analysis, financial position, management structure, operations, the identity and special needs of clients for a Party's products, services, databases, data, all technology relating to a Party's business, systems, methods of operation, client lists, client information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of a Party, information gathered while visiting a Party's operations or studying its production, recruiting, or marketing methods, as well as any other information oral or written disclosed by a Party which is not available whether by public or private source external to the Company and the names, home addresses and all telephone numbers and e-mail addresses of the current and former employees, consultants, agents or representatives of a Party and its clients. Further, Confidential Information shall include any information in whatever form or format such information may be documented or stored, including, but not limited to tangible written or electronic, digital or analog form, whether or not reduced to print or stored on, or received by, any device used or intended to be used for the storage or receipt of data or information (i.e., by way of example only, and not as a limitation; computers, server devices, information backup devices (whether or not for archival purposes), image processing scanners, cameras, personal digital assistants, and fax machines, and media or devices used in connection therewith, including tape, magnetic or electronic media, and pictures stored on film, tape or electronically).

     "Deferred Intercompany Transaction" shall have the meaning set forth in Code Regulation Section 1.1502-13.

     "DEA" means the United States Department of Justice, Drug Enforcement Administration.

     "Effective Time" has the meaning set forth in Section 2.4.1 below.

     "Employee Benefit Plan" means any employee benefit plan (as such term is in ERISA Section 3(3)) and any other employee benefit plan, program or arrangement of any kind set forth in Section 3.24 below.

     "Employee Pension Benefit Plan" shall have the meaning set forth in ERISA
Section 3(2).

     "Employee Welfare Benefit Plan" shall have the meaning set forth in ERISA
Section 3(1).

     "Environmental, Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, as such requirements are enacted and in effect on or prior to the Closing Date.

     "ERISA" shall mean Employer Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means each entity which is treated as a single employer with KAL for purposes of Code Section 414.

     "Euro" means currency and any common currency adopted by one or more members of the European Union.

     "Excess Loss Account" has the meaning set forth in Regulations Section 1.1502-19.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "FBCA" means the Florida Business Corporation Act, as amended.

     "FDA" means the United States Department of Health and Human Services, Food and Drug Administration.

     "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     "Financial Statement" means (i) audited consolidated (if appropriate) and unaudited balance sheets and statements of income, changes in stockholders equity, and cash flow as of and for the fiscal years ended December 31, 1999 and the Most Recent Fiscal Year End for a Party; and (ii) unaudited consolidated (if appropriate) balance sheets and statements of income, changes in stockholders equity, and cash flow as of and for the Most Recent Fiscal Period End for a Party.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Entities" means any and all federal, state and foreign governments, including any agencies thereto.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith and all Internet addresses, websites and email addresses, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and Confidential Information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "IRS" shall mean the United States Internal Revenue Service.

     "KAL" shall have the meaning set forth in the preface above.

     "KAL Adverse Recommendation Change" refers to a written notice from KAL advising SFBC and Sub that the board of directors of KAL intends to withdraw (or modify in a manner adverse to SFBC or Sub), or proposes to withdraw (or modify in a manner adverse to SFBC or Sub), the approval, recommendation, or declaration of advisability by the KAL board of directors or any such committee thereof, of this Agreement or the Merger, or recommend, adopt or approve, or propose publicly to recommend, adopt or approve any Takeover Proposal.

     "KAL Share" or "KAL Shares" means any share or shares of KAL Common Stock.

     "KAL Stockholder" or "KAL Stockholders" means any Person or Persons who or which holds any KAL Shares.

     "Knowledge" means actual or constructive knowledge after reasonable investigation of a Party (and, except where apparent from the context, its Subsidiaries), its officers, directors and employees having responsibility of a subject matter.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Adverse Effect" means when used with respect to SFBC, Sub or KAL, as the case may be, any change or effect that is materially adverse to the business, Assets, Liabilities, results of operations, condition (financial or otherwise) or future prospects of a Party or its Subsidiaries, as the case may be.

     "Merger" shall have the meaning set forth in the preface above.

     "Merger Consideration" shall have the meaning set forth in Section 2.3 below.

     "Merger Filings" shall have the meaning set forth in Section 2.3 below.

     "Most Recent Balance Sheet" means the balance sheet of a Party hereto dated December 31, 2001.

     "Most Recent Fiscal Period End" means the six months ended December 31,
2001.

     "Most Recent Fiscal Year End" means the fiscal year ended December 31,
2000.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Notice of Adverse Recommendation" means the receipt of written notice from KAL advising SFBC and Sub that the board of directors of KAL intend to make a KAL Adverse Recommendation.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" shall have the meaning set forth in the preface above.

     "PBCL" means the Pennsylvania Business Corporation Law of 1988, as amended.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

     "Permits" means all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits easements, variances, exceptions, consents, certificates, approvals, orders and rights of or with all Governmental Entities, including all authorizations from the FDA, DEA and under Environmental Health and Safety Requirements.

     "Prohibited Transactions" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "Qualified Plan" shall have the meaning set forth in Code Section 401(a).

     "Registration Statement" shall have the meaning set forth in Section 4.3 hereof.

     "Regulations" means the rules and regulations under the Code.

     "Reportable Event" has the meaning set forth in ERISA Section 4043.

     "Representatives" shall mean KAL's officers, directors or employees of KAL or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by KAL.

     "Requisite KAL Stockholder Approval" means the affirmative vote in favor of this Agreement and the Merger by the holders of a majority of all votes entitled to be cast, all KAL Shares voting as a class either present in Person or by proxy at a meeting of stockholders to consider the Merger.

     "Schedules" means the schedules delivered by a Party hereto and attached to this Agreement.

     "SDWA" means the Solid Waste Disposal Act, as amended.

     "SEC" means the United States Securities and Exchange Commission.

     "SEC Documents" means any registration statement, report or other document filed with the SEC by SFBC.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, landlord's and similar liens, (ii) liens for taxes not yet due and payable, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SFBC" shall have the meaning set forth in the preface above.

     "SFBC Shares" means the shares of Common Stock of SFBC.

     "Sub" shall have the meaning set forth in the preface above.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the Common Stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such Person (or its shareholders) owning, directly or indirectly, 75% or more of the shares of KAL Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 75% or more of the assets of KAL, which the board of directors of KAL determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to KAL's Stockholders from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement including any changes to the financial terms of this Agreement proposed by SFBC in response to such offer or otherwise) and that is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1 below.

     "Takeover Proposal" means any inquiry, proposal or offer from any Person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of a business that constitutes 15% or more of revenues, net income, or the assets of KAL, or 15% or more of KAL Common Stock, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% or more of KAL Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving KAL pursuant to which any Person or the shareholders of any Person would own 15% or more of KAL or any resulting parent company of KAL, other than the transactions contemplated by this Agreement.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any federal, state, local, foreign or other governmental agency return, declaration, report, claim for refund, or information return or statement or other documents relating to Taxes, including any schedule or attachment thereto.

     2.  Basic Transaction.
         -----------------

         2.1  The Merger.  On and subject to the terms and conditions of this
              -----------
Agreement, KAL shall merge with and into Sub (the "Merger") at the Effective Time. Sub shall be the corporation surviving the Merger (the "Surviving Corporation"). Following the Merger, the separate corporate existence of KAL shall cease and Sub shall (a) continue as the Surviving Corporation, (b) succeed to and assume all the rights and obligations of KAL in accordance with the FBCA, and (c) continue under the name SFBC Analytical Laboratories, Inc.

         2.2  The Closing.  The closing of the transactions contemplated by
              -----------
this Agreement (the "Closing") shall take place by mail and facsimile, commencing at 10:00 a.m. local time on August 20, 2001, or on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties shall take at the Closing itself) or such place and other date as the Parties may mutually determine (the "Closing Date").

         2.3  Actions at the Closing.  At the Closing, (a) KAL shall deliver to
              ----------------------
SFBC and Sub the various certificates, instruments, and documents referred to in
Section 6.1 below, (b) SFBC and Sub shall deliver to KAL the various certificates, instruments, and documents referred to in Section 6.2 below, (c) KAL and Sub shall file Articles of Merger, with the Secretary of State of the Commonwealth of Pennsylvania in the form attached hereto as Exhibit B-1, and
                                                            ------------
with the Secretary of State of the State of Florida, in the form attached hereto as Exhibit B-2, respectively (the "Merger Filings") and (d) SFBC shall deliver
   -----------
to the KAL Stockholders, cash and SFBC Common Stock as further described in
Section 2.4.5 below (the "Merger Consideration").

         2.4  Effect of Merger.
              ----------------

              2.4.1  General. The Merger shall become effective at the time (the
                     -------
"Effective Time") Sub and KAL complete the Merger Filings or at such time as the Parties shall agree and specify in the Merger Filings. The Merger shall have the effect set forth in the PBCL and the FBCA. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Sub or KAL in order to carry out and effectuate the transactions contemplated by this Agreement.

              2.4.2  Articles of Incorporation. The Articles of Incorporation of
                     -------------------------
Sub in effect at and as of the Effective Time shall remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

              2.4.3. Bylaws. The bylaws of Sub in effect at and as of the
                     ------
Effective Time shall remain the bylaws of the Surviving Corporation without any modification or amendment in the Merger.

              2.4.4  Directors and Officers.  The directors and officers of Sub
                     ----------------------
shall remain the directors and officers of the Surviving Corporation, except that Dr. Allan Xu ("Dr. Xu") shall be president of Sub and Lisa Krinsky, M.D. shall resign as president.

              2.4.5  Merger Consideration.
                     --------------------

                     (a) The total Merger Consideration shall be $5,931,000 which shall be paid in a combination of $2,906,190 in cash and $3,024,810 in SFBC Shares. Notwithstanding the foregoing, in no event shall more than 49.9% of the Merger Consideration be paid in cash.

                     (b) The number of SFBC Shares to be issued to KAL Stockholders shall be determined by dividing $3,024,810 by the Average Closing Price.

                     (c) At and as of the Effective Time, each issued and outstanding KAL Share shall be converted into the Merger Consideration. The Merger Consideration shall be distributed among the KAL Stockholders as set forth below.

                     (d) Of the Merger Consideration representing cash, each KAL Stockholder (excluding, however, Dr. Xu who shall receive SFBC Shares only), shall receive as of the Effective Time, that amount of cash equivalent to his or her respective Common Stock ownership in KAL without including Dr. Xu's Common Stock as being outstanding.

                     (e) The SFBC Shares which are part of the Merger Consideration shall be distributed to the KAL Stockholders so that Dr. Xu receives $2,259,428 of SFBC Shares and the remainder of $765,382 in SFBC Shares is divided among the other KAL Stockholders in proportion to their Common Stock ownership in KAL without including Dr. Xu's Common Stock as being outstanding.

                     (f)  Fractional Shares. No fraction of a SFBC Share shall
                          -----------------
be issued. In lieu thereof, each holder of KAL Shares who would otherwise be entitled to a fraction of a SFBC Share shall receive from SFBC an SFBC Share rounded up to the nearest whole share.

              2.4.6  Adjustments. In the event of any reclassification,
                     -----------
recapitalization, stock split, stock dividend (including any dividend or distribution of securities convertible into SFBC Shares) or subdivision with respect to SFBC Shares, any change or conversion of SFBC Shares into other securities, any other dividend or distribution with respect to SFBC Shares (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, appropriate and proportionate adjustments shall be made to the number of SFBC Shares issued as part of the Merger Consideration.

     3.  Representations and Warranties Concerning KAL.  KAL represents and
         ---------------------------------------------
warrants to SFBC and Sub that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3, except as set forth in the Schedules delivered by KAL to SFBC and Sub on the date hereof.

          3.1   Organization, Qualification and Power. KAL is a corporation duly
                -------------------------------------
organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. KAL is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. KAL has all requisite power and authority and all licenses, permits, and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it. chedule 3.1 lists the directors and officers of KAL. KAL has delivered to SFBC
------------
and Sub correct and complete copies of the charter and bylaws of KAL (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of KAL are correct and complete. KAL is not in default under or in violation of any provision of its charter or bylaws.

          3.2   Capitalization. The entire authorized capital stock of KAL
                --------------
consists of 100 KAL Shares, of which 21 Shares of Common Stock are issued and outstanding. All of the issued and outstanding KAL Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the KAL Stockholders set forth on Schedule 3.2. There are no
                                            ------------
outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require KAL to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to KAL. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of KAL.

          3.3   Noncontravention. Neither the execution and the delivery of this
                ----------------
Agreement, nor the consummation of the transactions contemplated hereby, shall
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which KAL is subject or any provision of the charter or bylaws of KAL or, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which KAL is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its Assets). Other than in connection with the PBCL, KAL does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          3.4   Brokers' Fees. KAL has no Liability or obligation to pay any
                -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement and for which SFBC or Sub will have any Liability pursuant to the Merger.

          3.5   Title to Assets.  KAL has good and marketable title to, or a
                ---------------
valid leasehold interest in, the properties and Assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and Assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

          3.6   Subsidiaries.  KAL has no Subsidiaries and does not own any
                ------------
interest in any Person.

          3.7   Financial Statements.  Attached hereto as Schedule 3.7 are the
                --------------------                      ------------
KAL Financial Statements. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of KAL as of such dates and the results of operations of KAL for such periods, are correct and complete, and are consistent with the books and records of KAL (which books and records are correct and complete); provided, however,
                                                           --------  -------
that the Financial Statements are subject to normal year-end adjustments (which shall not be material individually or in the aggregate) and lack footnotes and other presentation items.

          3.8   Events Subsequent to Most Recent Fiscal Year End. Since the Most
                ------------------------------------------------
Recent Fiscal Year End, there has been no Material Adverse Effect upon KAL. Without limiting the generality of the foregoing, since the Most Recent Fiscal Year End,

                3.8.1 KAL has not sold, leased, transferred, or assigned any of its Assets, tangible or intangible, other than for fair consideration;

                3.8.2 KAL has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000;

                3.8.3 no party (including KAL) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which KAL is a party or by which KAL is bound;

                3.8.4 KAL has not imposed any Security Interest upon any of its assets, tangible or intangible;

                3.8.5 KAL has not made any capital expenditure (or series of related capital expenditures) involving more than $25,000;

                3.8.6 KAL has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $25,000;

                3.8.7 KAL has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly, or $50,000 in the aggregate;

                3.8.8 KAL has not delayed or postponed the payment of accounts payable and other Liabilities;

                3.8.9 KAL has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $25,000;

                3.8.10 KAL has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                3.8.11 there has been no change made or authorized in the KAL charter or bylaws;

                3.8.12 KAL has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                3.8.13 KAL has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                3.8.14 KAL has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                3.8.15 KAL has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                3.8.16 KAL has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                3.8.17 KAL has not granted any increase in the base compensation of any of its directors, officers, and employees;

                3.8.18 KAL has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                3.8.19 KAL has not made any other change in employment terms for any of its directors, officers, and employees;

                3.8.20 KAL has not made or pledged to make any charitable or other capital contribution;

                3.8.21 KAL has not declared, set aside, or paid any dividend or made any distribution in cash or in kind or redeemed, purchased, or otherwise acquired any shares of common stock;

                3.8.22 KAL has not made any loan to, or entered into any other transaction with any of its employees involving more than $1,000 in the aggregate;

                3.8.23 KAL has not terminated or amended any insurance policies nor has any insurance company done so with regard to a policy paid for by KAL; and

                3.8.24 there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving KAL; and has not committed to a ny of the foregoing.

         3.9    Undisclosed Liabilities. KAL has no Liability (and there is no
                -----------------------
Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after December 31, 2000, in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law or related directly or indirectly to items described in Section 3.8 above).

         3.10   Legal Compliance.  KAL and its respective predecessors and
                ----------------
Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all applicable Governmental Entities, except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. KAL has in effect all Permits necessary for KAL to own, lease or operate its properties and Assets and to carry on its business and operations as presently conducted, except for failures to have in effect such Permits that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. To the best of KAL's knowledge, there is no fact or event which is likely to prevent the renewal of any Permits. There has occurred no default under any such Permit, except individually or in the aggregate as has not had and could not reasonably be expected to have a Material Adverse Effect. The Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. To the best of KAL's knowledge there is no fact or event which, with the passage of time or the giving of notice or both, is likely to constitute a violation of the terms of any Permits or of any applications or agreements made in connection therewith. In addition, no action, demand, inquiry or investigation by any Governmental Entity and no suit, action or proceeding by any other Person, in each case with respect to KAL or any of its properties or Assets are pending or, to the

Knowledge of KAL, threatened, other than, in each case, those in which the outcome individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. In addition,


         3.10.1 since July 1, 1999, KAL has not used the services of any Person debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335a(a) or (b);

         3.10.2 since July 1, 1999, neither KAL, nor any of its officers or employees, nor, to their Knowledge, their agents or Affiliates has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or authorized by 21 U.S. Section 335a(b);

         3.10.3 to KAL's Knowledge, neither KAL, nor its officers, employees, or agents have made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Regulation 46191 (September 10, 1991);

         3.10.4 KAL has made available to SFBC and Sub copies of any and all notice of inspectional observations (FD 483s), establishment inspection reports, warning letters and any other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by KAL or Persons performing services for the benefit of KAL with respect to services or products provided to KAL;

         3.10.5 KAL has not received any written notice that the FDA, the DEA (or the United States Department of Justice) has commenced or threatened to initiate any action against KAL, any action to enjoin testing or research at any facility owned or used by KAL, any Person on behalf of KAL or any material civil penalty, injunction, seizure or criminal action;

         3.10.6 as to each drug tested by KAL and its officers, employees, agents and Affiliates, KAL provides its test sponsors, where required, with the certification described in 21 U.S.C. Section 335a(k)(l) and such certification was in each case true and accurate when made; and

         3.10.7 no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against KAL or any officer, employee, agent or Affiliate alleging any failure to comply with any of the foregoing.

          3.11  Tax Matters.
                -----------

                3.11.1 KAL has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by KAL (whether or not shown on any Tax Return) have been paid. KAL is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where KAL does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Assets of KAL that arose in connection with any failure (or alleged failure) to pay any Tax.

                3.11.2 KAL has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                3.11.3 No director or officer (or employee responsible for Tax matters) of KAL expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of KAL either (a) claimed or raised by any authority in writing or (b) as to which KAL or its directors and officers (and employees responsible for Tax matters) has Knowledge based upon personal contact with any agent of such authority. Schedule 3.11.3 lists all federal, state,
                                  ---------------
local, and foreign income Tax Returns filed with respect to KAL for taxable periods ended on or after June 30, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. KAL has delivered to SFBC and Sub correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by KAL since June 30, 1996.

                3.11.6 KAL has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                3.11.5 KAL has not filed a consent under Code Section 341(f) concerning collapsible corporations. KAL has not made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that shall not be deductible under Code Section 280G. KAL has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). KAL has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

                3.11.6 KAL is not a party to any Tax allocation or sharing agreement. KAL (a) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was KAL) or (b) has no any Liability for the Taxes of any Person (other than KAL) under Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                3.11.7 The unpaid Taxes of KAL: (a) did not, as of the Most Recent Fiscal Period End, exceed the reserve for Tax Liability (rather than any reserve for deferred

Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto); and (b) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of KAL in filing its Tax Returns.

          3.12  Real Property.  KAL owns no real property.  Schedule 3.12 lists
                -------------                               -------------
and describes briefly all real property leased or subleased to KAL. KAL has delivered to SFBC and Sub correct and complete copies of all leases and subleases listed on Schedule 3.12. With respect to each lease and sublease
                    -------------
listed on Schedule 3.12:
          -------------

                3.12.1 the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                3.12.2 the lease or sublease shall continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                3.12.3 no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                3.12.4 no party to the lease or sublease has repudiated any provision thereof;

                3.12.5 there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                3.12.6 with respect to each sublease, the representations and warranties set forth in Sections 3.12.1 through 3.12.5 above are true and correct with respect to the underlying lease;

                3.12.7 KAL has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                3.12.8 all facilities leased or subleased thereunder have received all approvals of all applicable Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                3.12.9 all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                3.12.10 the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

          3.13  Intellectual Property.
                ---------------------

                3.13.1 KAL owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of its business as presently conducted. Each item of Intellectual Property owned or used by KAL immediately prior to the Closing hereunder shall be owned or available for use by KAL on identical terms and conditions immediately subsequent to the Closing hereunder. KAL has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                3.13.2 KAL has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither KAL nor any of KAL's directors and officers (and employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that KAL must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of KAL and the directors and officers (and employees with responsibility for Intellectual Property matters) of KAL, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of KAL.

                3.13.3 Schedule 3.13.3 identifies each patent or registration
                       ---------------
which has been issued to KAL with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which KAL has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which KAL has granted to any third party with respect to its Intellectual Property (together with any exceptions). KAL has delivered to SFBC and Sub correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to SFBC and Sub correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 3.13.3 also identifies each trade
                                   ---------------
name or unregistered trademark used by KAL in connection with its business. With respect to each item of Intellectual Property required to be identified on
Schedule 3.13.3:
---------------

                       (a) KAL possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                       (b) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                       (c)  no action, suit, proceeding, hearing,
     investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of KAL and the directors and officers (and employees with responsibility for Intellectual Property matters) of

     KAL, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                       (d) KAL has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               3.13.4  Schedule 3.13.4 identifies each item of Intellectual
                       ---------------
Property that any third party owns and that KAL uses pursuant to license, sublicense, agreement, or permission. KAL has delivered to SFBC and Sub correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified Schedule 3.13.4:
                                   ---------------

                       (a) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                       (b) the license, sublicense, agreement, or permission shall continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                       (c) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                       (d) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                       (e) with respect to each sublicense, the representations and warranties set forth in Section 3.13.4(a) through Section 3.13.4(d) above are true and correct with respect to the underlying license;

                       (f) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                       (g) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of KAL and the directors and officers (and employees with responsibility for Intellectual Property matters) of KAL, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                       (h) KAL has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

               3.13.5 To the Knowledge of KAL and the directors and officers (and employees with responsibility for Intellectual Property matters) of KAL, KAL shall not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the Merger.

                 3.13.6 KAL and the directors and officers (and employees with responsibility for Intellectual Property matters) of KAL have no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of KAL.

          3.14.  Tangible Assets.  KAL owns or leases all buildings, machinery,
                 ---------------
equipment, and other Tangible Assets necessary for the conduct of its business as presently conducted. Each such Tangible Asset set forth on Schedule 3.14 is
                                                               -------------
free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

          3.15   Contracts.  Schedule 3.15 lists the following contracts and
                 ---------   -------------
other agreements to which KAL is a party:

                 3.15.1 any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

                 3.15.2 any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one year, result in a material loss to KAL, or involve consideration in excess of $25,000;

                 3.15.3 any agreement concerning a partnership or joint venture;

                 3.15.4 any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                 3.15.5 any agreement concerning confidentiality or non-competition;

                 3.15.6  any agreement between KAL and its Affiliates (if any);

                 3.15.7 any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                 3.15.8  any collective bargaining agreement;

               3.15.9 any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

               3.15.10 any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               3.15.11 any agreement under which the consequences of a default or termination could have a Material Adverse Effect on KAL; or

               3.15.12 any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

KAL has delivered to SFBC and Sub a correct and complete copy of each written agreement listed on Schedule 3.15 (as amended to date) and a written summary
                    -------------
setting forth the terms and conditions of each oral agreement referred to on
Schedule 3.15.  With respect to each such agreement: (a) the agreement is legal,
-------------
valid, binding, enforceable, and in full force and effect; (b) the agreement shall continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (d) no party has repudiated any provision of the agreement.

          3.16 Notes and Accounts Receivable.  All notes and accounts
               -----------------------------
receivable of KAL are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and shall be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of KAL.

          3.17 Powers of Attorney.  There are no outstanding powers of attorney
               ------------------
executed on behalf of KAL.

          3.18 Insurance.  Schedule 3.18 sets forth the following information
               ---------   -------------
with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which KAL has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 10 years: (a) the name, address, and telephone number of the agent; (b) the name of the insurer, the name of the policyholder, and the name of each covered insured; (c) the policy number and the period of coverage; (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

               With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy shall continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither KAL nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. KAL has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Schedule 3.18 describes any self-insurance arrangements
                       -------------
affecting KAL.

          3.19  Litigation.  Schedule 3.19 sets forth each instance in which KAL
                ----------   -------------
(a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or to the Knowledge of KAL and the directors and officers (and employees with responsibility for litigation matters) of KAL, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any Governmental Entities or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule
                                                                       --------
3.19 could result in any Material Adverse Effect on KAL.  KAL and its directors
----
and officers (and employees with responsibility for litigation matters) have no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against KAL.

          3.20  Warranties.  Each service by KAL has been in conformity with all
                ----------
applicable contractual commitments and all express and implied warranties, and KAL has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against KAL giving rise to any Liability) for corrective services or other damages in connection therewith, subject only to the reserve for warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of KAL. No service provided by KAL is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of service. Schedule 3.20 includes copies of the
                                           -------------
standard terms and conditions of service for KAL (containing applicable guaranty, warranty, and indemnity provisions).

          3.21  Product Liability.  KAL has no Liability (and there is no Basis
                -----------------
for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or the provision of services by KAL.

          3.22  Employees. To the Knowledge KAL and its directors and officers
                ---------
(and employees with responsibility for employment matters) no executive, key employee, or group of employees has any plans to terminate employment with KAL. KAL is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. KAL has not committed any unfair labor practice. KAL and its directors and officers (and employees with responsibility for employment matters) have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of KAL.

          3.23  Employee Benefits.  Schedule 3.23 lists each Employee Benefit
                -----------------   -------------
Plan that KAL maintains, to which KAL contributes or has any obligation to contribute, or with respect to which KAL has any Liability or potential Liability.

                3.23.1 Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                3.23.2 All required reports and descriptions (including annual reports (IRS Form 5500), summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

                3.23.3 All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of KAL. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                3.23.4 Each such Employee Benefit Plan which is intended to meet the requirements of a Qualified Plan has received a determination from the IRS that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

                3.23.5 The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                3.23.6 KAL has delivered to SFBC and Sub correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

               3.23.7 With respect to each Employee Benefit Plan that KAL or any KAL Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any Liability or potential Liability:

                    (a) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of KAL and the directors and officers (and employees with responsibility for employee benefits matters) of KAL, threatened.

                    (b) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of KAL and the directors and officers (and employees with responsibility for employee benefits matters) of KAL, threatened. Neither KAL nor the directors and officers (and employees with responsibility for employee benefits matters) of KAL has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                    (c) KAL has not incurred, and none of the directors and officers (and employees with responsibility for employee benefits matters) of KAL has any reason to expect that KAL shall incur, any Liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA Section 4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan, or under COBRA with respect to any such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                    (d) KAL and any ERISA Affiliate contributes, has no obligation to contribute to, or has any Liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multiemployer Plan.

          3.24  Environmental, Health and Safety Matters.
                ----------------------------------------

                3.24.1 Each of KAL and its respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health and Safety Requirements. Without limiting the generality of the foregoing, each of KAL and its respective Affiliates has obtained and complied with, and is in compliance with all Permits that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such Permits is set forth on Schedule 3.24.
                                                            -------------

                3.24.2 Neither KAL nor its respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health and Safety Requirements, or any Liabilities or potential

Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health and Safety Requirements.

               3.24.3 None of the following exists at any property or facility leased, owned or operated by KAL (a) underground storage tanks, (b) asbestos-containing material in any form or condition, (c) materials or equipment containing polychlorinated biphenyls, or (d) landfills, surface impoundments, or disposal areas.

               3.24.4 Neither KAL nor its predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to CERCLA, the SWDA or any other Environmental, Health and Safety Requirements.

               3.24.5 Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement shall result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health and Safety Requirements.

               3.24.6 Neither KAL, nor any of its respective predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements.

               3.24.7 No facts, events or conditions relating to the past or present facilities, properties or operations of KAL or any of its respective predecessors or Affiliates shall prevent, hinder or limit continued compliance with Environmental, Health and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

          3.25 Certain Business Relationships with KAL. None of KAL's
               ---------------------------------------
Stockholders or any of KAL's Affiliates has been involved in any business arrangement or relationship with KAL within the past 12 months, and none of KAL's Stockholders or any Affiliate of KAL owns any Asset, tangible or intangible, which is used in the business of KAL.

          3.26 Customer List. Schedule 3.26 sets forth a complete and accurate
               -------------  -------------
copy of KAL's customer list as of the date first written above. To the best of KAL's knowledge, KAL has not received any notice, whether written or oral, indicating that any of these customers intend to cease doing business with KAL, or to materially alter the amount of business it has previously done or is presently doing with KAL.

          3.27  Suppliers.  KAL has no knowledge of any supplier's intention to
                ---------
discontinue or substantially reduce the size or number of transactions it consummates with KAL prior to Closing or will consummate with Sub upon the consummation of the transactions contemplated herein.

          3.28  No Third Party Option.  There are no existing agreements,
                ---------------------
options, commitments or rights with, of or to any person to acquire any of KAL's Assets or any interest therein.

          3.29  Related Party Transactions.  Except as set forth on Schedule
                --------------------------                          --------
3.29, no director, officer, supervisory employee or stockholder of KAL, or their
----
respective spouses or children (i) owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor, or a supplier of KAL or any organization which has a material contract or arrangement with KAL, or (ii) has any contract or agreement with KAL, and all such agreements are on arms-length terms.

Schedule 3.29 describes any transaction which would have to be disclosed under
-------------
Item 404 of Regulation S-K under the Securities Act, or (iii) has been granted any increase in their base compensation (if any) since KAL's Most Recent Fiscal Year End.

          3.30  No Other Representations.  KAL and the KAL Stockholders shall
                ------------------------
not be deemed to have made to SFBC or Sub any representations or warranties other than those as expressly made in this Section 3 and in Section 5, as applicable to KAL.

          3.31  Disclosure. The representations and warranties contained in this
                ----------
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading. There is no fact known to KAL which has specific application to the business or, so far as KAL can reasonably foresee, materially threatens in the future, the Assets, business, prospects, financial condition or results of operations of KAL's business which has not been set forth in this Agreement or the Schedules hereto.

     4.   Representations and Warranties of SFBC and Sub.  SFBC and Sub
          ----------------------------------------------
represents and warrants to KAL that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4.

          4.1   Organization, Qualification and Power.  Each of SFBC and Sub is
                -------------------------------------
 a corporation duly organized, validly existing, and in good standing under the laws of their respective jurisdiction of incorporation. Each of SFBC and Sub is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on SFBC or Sub.
Each of SFBC and Sub has all requisite power and authority to enter into this

Agreement and to consummate the transactions contemplated hereby. SFBC is the owner of all outstanding shares of the capital stock or voting securities of each of its Subsidiaries, including Sub. SFBC and Sub have delivered to KAL correct and complete copies of the charter and bylaws of each of them (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of SFBC and Sub are correct and complete. Neither SFBC nor Sub are in default under or in violation of any provision of their respective charter or bylaws.

          4.2  Capitalization. As of August 15, 2001, the authorized capital
               --------------
stock of SFBC consisted of 20,000,000 SFBC Shares and 5,000,000 shares of preferred stock, of which 4,228,886 SFBC Shares are issued and outstanding, no shares of preferred stock are issued and outstanding and no shares are held in treasury. All of the issued and outstanding SFBC Shares have been duly authorized, are validly issued, fully paid, and nonassessable. Except as disclosed in the SFBC SEC Documents or Schedule 4.2 below, as of August 15, 2001
                                       ------------
there are no: outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require SFBC to issue, sell, or otherwise cause to become outstanding any of its capital stock; outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to SFBC; and voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of SFBC.

          4.3  Noncontravention.  Neither the execution and the delivery of this
               ----------------
Agreement, nor the consummation of the transactions contemplated hereby, shall
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entities, or court to which SFBC or Sub is subject or any provision of the charter or bylaws of either of them or, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which SFBC or Sub are a party or by which either of them are bound or to which any of their assets are subject (or result in the imposition of any Security Interest upon any of their respective assets). Other than in connection with the PBCL, the FBCA, the Securities Act, and the Exchange Act, neither SFBC nor Sub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          4.4  Brokers' Fees. Neither SFBC nor Sub has any Liability or
               -------------
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement and for which KAL will have any Liability pursuant to the Merger.

          4.5  Filings with the SEC. SFBC has made all filings with the SEC that
               --------------------
it has been required to make under the Securities Act and the Exchange Act. All documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither SFBC nor any of its Subsidiaries is in material default of these material contracts. Each of SFBC's SEC Documents has complied in all material respects with the Securities Act and the Exchange Act in effect as of their respective dates. None of the SFBC SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          4.6  Subsidiaries. Schedule 4.6 sets forth for each Subsidiary of SFBC
               ------------  ------------
(a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury, and (e) its directors and officers.

          4.7  Financial Statements. Attached hereto as Schedule 4.7 are the
               --------------------                     ------------
SFBC Financial Statements. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the consolidated financial condition of SFBC as of such dates and the results of operations of SFBC for such periods, are correct and complete, and are consistent with the books and records of SFBC (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to
--------  -------
normal year-end adjustments (which shall not be material individually or in the aggregate) and lack footnotes and other presentation items.

          4.8  Events Subsequent to Most Recent Fiscal Year End. Since December
               ------------------------------------------------
31, 2000, there has not been any change or event which had or could have a Material Adverse Effect on SFBC or its Subsidiaries.

          4.9  Undisclosed Liabilities. Neither SFBC nor any of its Subsidiaries
               -----------------------
have any material Liability, except for (a) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (b) Liabilities incurred after June 30, 2001, in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law) and (c) Liabilities which have arisen after the Most Recent Fiscal Period End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

          4.10 No Other Representations.  SFBC and Sub shall not be deemed to
               ------------------------
have made to KAL or to any KAL Stockholder any representations or warranties other than those as expressly made in this Section 4 and in Section 5, as applicable to SFBC, including any representation as to the tax consequences of this transaction arising from this Agreement, any Exhibits or by operation of law.

          4.11 Disclosure. The representations and warranties contained in this
               ----------
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     5.   Covenants. The Parties agree as follows with respect to the period
          ---------
from and after the execution of this Agreement through the earlier of Closing or termination of this Agreement:

          5.1  General.  Each of the Parties shall use its reasonable best
               -------
efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 6 below).

          5.2  Notices and Consents. Each of the Parties shall give any notices
               --------------------
to third parties, and shall use its best efforts to obtain any third party consents required in connection with the matters contemplated herein.

          5.3  Regulatory Matters and Approvals. Each of the Parties shall give
               --------------------------------
any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of Governmental Entities in connection with the matters referred to in Section 3.3 and Section 4.3 above.

          5.4  Operation of Business. KAL shall not engage in any practice, take
               ---------------------
any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

               5.4.1 KAL shall not authorize or effect any change in its charter or bylaws;

               5.4.2 KAL shall not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock;

               5.4.3 KAL shall not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

               5.4.4 KAL shall not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

               5.4.5 KAL shall not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

               5.4.6 KAL shall not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

               5.4.7 KAL shall not make any change in employment terms for any of its officers, or enter into any other arrangement or agreement with its directors, officers or beneficial owners of 5% of any class of equity security, without the prior written consent of SFBC and Sub, and KAL shall not make any change in employment terms for any of its employees outside the Ordinary Course of Business; and

               5.4.8  KAL shall not commit to any of the foregoing.

          5.5  Access. Each of KAL and SFBC shall (and shall cause each of its
               ------
Subsidiaries to) permit representatives of the other Party to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to them. Each Party shall (and shall cause each of its employees and agents to) treat and hold as such any Confidential Information it receives from any of other Party in the course of the reviews contemplated by this Section 5.5, shall not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Party to whom such tangible embodiments belong (and all copies) thereof which are in its possession. The provisions of this Section 5.5 relating to the Confidential Information shall survive any termination of this Agreement.

          5.6  Notice of Developments. Each Party shall give prompt written
               ----------------------
notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          5.7  No Solicitation.
               ---------------

               5.7.1 KAL shall not, nor shall it authorize or permit any Representatives to, directly or indirectly through another Person;

                     (a) Solicit, initiate or encourage, or take any other action intended to, or which could reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal, or

                     (b) Participate in any discussions or negotiations regarding, or furnish to any Person any information, or otherwise cooperate in any way with, any Takeover Proposal.

     Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of KAL, whether or not such Person is purporting to act on behalf of KAL or otherwise, shall be a breach of this Section 5.7 by KAL. KAL shall immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all Confidential Information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the approval of KAL Stockholders in response to a bona fide written Takeover Proposal that the board of directors of KAL determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of this Section 5.7, KAL may, if its board of directors determines in good faith (after consultation with outside counsel who may be KAL's independent legal counsel acting with respect to this Agreement) that it is required to do so in order to comply with its fiduciary duties to KAL's Stockholders under applicable law, and the subject to compliance with Section 5.7.3 and after giving SFBC written notice of such determination, (i) furnish information with respect to KAL to the Person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement and (ii) participate in discussions or negotiations with the Person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

               5.7.2 Neither the board of directors of KAL nor any committee thereof shall:

                      (a) Make or propose to make a KAL Adverse Recommendation Change; or (b) approve or recommend, or propose to approve or recommend, or allow KAL to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or is reasonably likely to lead to, any Takeover Proposal.

     Notwithstanding the foregoing, at any time prior to obtaining the approval of KAL's Stockholders, the board of directors of KAL may, in response to a Superior Proposal that was unsolicited and made after the date hereof and that did not otherwise result from a breach of this Section 5.7.2, make a KAL Adverse Recommendation Change if such board of directors determines in good faith (after consultation with outside counsel who may be KAL's independent legal counsel acting with respect to this Agreement) that it is required to do so in order to comply with its fiduciary duties to KAL's Stockholders under applicable law; provided, however, that no KAL Adverse Recommendation Change may be made until
--------  -------
after the fifth business day following SFBC's and Sub's receipt of written notice from KAL advising SFBC and Sub that the board of directors of KAL intend to make a KAL Adverse Recommendation Change and specifying the terms and conditions of a Notice of Adverse Recommendation (it being understood and agreed that any amendment to the financial terms of any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five business day period). In determining whether to make a KAL Adverse Recommendation Change, the board of directors of KAL shall take into account any changes to the financial terms of this Agreement proposed by SFBC and Sub in response to a Notice of Adverse Recommendation or otherwise.

               5.7.3 In addition to the obligations of KAL set forth in Sections 5.7.1 and 5.6.2, KAL shall promptly advise SFBC and Sub orally and in writing of any Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of any such Takeover Proposal or inquiry

(including any changes thereto) and the identity of the Person making any such Takeover Proposal or inquiry. KAL shall keep SFBC and Sub fully informed of the status and material details (including any change to the times thereof) of any such Takeover Proposal or inquiry and provide to SFBC and Sub as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to KAL from any Person that describes any of the terms or conditions of any Takeover Proposal.

               5.7.4 Nothing contained in this Section 5.7 shall prohibit KAL from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or making any required disclosure to KAL's Stockholders, if, in the good faith judgment of the board of directors of KAL (after consultation with outside counsel) failure to so disclose would constitute a violation of applicable law; provided, however, that
                                                         --------  -------
in no event shall KAL or its board of directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 5.7.2.

          5.8  Recommendation of Board of Directors. If the board of directors
               ------------------------------------
of KAL receives a Superior Proposal, which it must consider pursuant to state law as advised in writing by its counsel, and its board of directors is required by state law to submit such Superior Proposal to its stockholders, the board of directors shall submit such Superior Proposal without recommendation.

          5.9  Post-Closing Covenants. After the Closing Date, SFBC shall use
               ----------------------
reasonable commercial efforts to register the SFBC Shares issued at the Closing to (i) the KAL Stockholders other than Dr. Xu, and (ii) 20% of the SFBC Shares issued to Dr. Xu at the Closing, in the form and as provided in Exhibit A.

     6.   Conditions to Obligation to Close.
          ---------------------------------

          6.1  Conditions to Obligation of SFBC and Sub. The obligation of SFBC
               ----------------------------------------
and Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               6.1.1 This Agreement and the Merger shall have received the Requisite KAL Stockholder Approval;

               6.1.2 KAL shall have procured all of the third party consents required in connection with this transaction;

               6.1.3  The KAL representations and warranties set forth in
Section 3 above shall be true and correct in all material respects at and as of the Closing Date and through and including the Effective Date;

               6.1.4 KAL shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

               6.1.5 No action, suit, or proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) adversely affect the right of KAL to own its assets, and to operate its business in the same manner as it has historically operated it;

               6.1.6 SFBC and Sub shall have received the resignations, effective as of the Closing, of each director of KAL;

               6.1.7 Sub shall have entered into an employment agreement with Dr. Xu substantially in the form attached as Exhibit C;
                                             ---------

               6.1.8 SFBC shall have received a lock-up and indemnification agreement from Dr. Xu in the form attached as Exhibit D;
                                              ---------

               6.1.9 SFBC shall have received an indemnification agreement from all KAL Stockholders (other than Dr. Xu) in the form attached as Exhibit E;
                                                                      ---------

               6.1.10 The KAL Stockholders shall have entered into a Registration Rights Agreement in the form annexed as Exhibit A;
                                                     ---------

               6.1.11 SFBC shall have received an Investment Letter from each of the KAL Stockholders substantially in the form attached hereto as Exhibit F;
                                                                     ----------

               6.1.12 SFBC and Sub shall have received a legal opinion from KAL's counsel substantially in the form attached hereto as Exhibit G-1.
                                                           -----------

               6.1.13 All actions to be taken by KAL in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to SFBC and Sub;

               6.1.14 An authorized officer of KAL shall have delivered to SFBC and Sub a certificate to the effect that each of the conditions specified above in Section 6.1.1 and including through Section 6.1.13 have been satisfied in all respects.

     SFBC may waive any condition specified in this Section 6.1 if it executes a writing so stating, at or prior to the Closing.

          6.2  Conditions to Obligation of KAL.  The obligation of KAL to
               -------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               6.2.1   The representations and warranties of SFBC set forth in
Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               6.2.2 SFBC and Sub shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               6.2.3 No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitration tribunal wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) adversely affect the right of SFBC to own its assets, and to operate its business in the same manner as it has historically operated it;

               6.2.4 This Agreement and the Merger shall have received the Requisite KAL Stockholder Approval;

               6.2.5 Not less than a majority of votes entitled to be cast shall have voted in favor of the Merger.

               6.2.6 SFBC shall have entered into the Registration Rights Agreement with the KAL Stockholders in the form annexed as Exhibit A attached
                                                           ---------
hereto;

               6.2.7 SFBC and Sub shall have procured all required third party consents, if any;

               6.2.8 Sub shall have entered into an employment agreement with Dr. Xu substantially in the form attached as Exhibit C; and
                                             ---------

               6.2.9 KAL shall have received a legal opinion from SFBC's and Sub's counsel substantially in the form attached hereto as Exhibit G-2.
                                                           -----------

               6.2.10 All actions to be taken by SFBC and Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to KAL; and

               6.2.11 SFBC and Sub shall have delivered to KAL a certificate to the effect that each of the conditions specified above in Section 6.2.1 through
6.2.10 are satisfied in all respects.

     KAL may waive any condition specified in this Section 6.2 if it executes a writing so stating, at or prior to the Closing.

     7.   Termination.
          -----------

          7.1  Termination of Agreement.  Any or all of the Parties may
               ------------------------
terminate this Agreement with the prior authorization of their board of directors (whether before or after KAL Stockholder approval) as provided below:

               7.1.1 The Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

               7.1.2 SFBC and Sub may terminate this Agreement by giving written notice to KAL at any time prior to the Effective Time (a) in the event KAL has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, SFBC and Sub have notified KAL of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (b) if the Closing shall not have occurred on or before 12:00 p.m. Miami, FL time on August 20, 2001, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from SFBC and Sub breaching any representation, warranty, or covenant contained in this Agreement);

               7.1.3 KAL may terminate this Agreement by giving written notice to SFBC and Sub at any time prior to the Effective Time (a) in the event SFBC and Sub have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, KAL has notified SFBC and Sub of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (b) if the Closing shall not have occurred on or before 12:00 p.m. Miami, FL time on August 20, 2001, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from KAL breaching any representation, warranty, or covenant contained in this Agreement);

               7.1.4 Either Party may terminate this Agreement by giving written notice to the other Party at any time after a meeting of the KAL Stockholders in the event this Agreement and the Merger fail to receive the Requisite KAL Stockholder Approval;

               7.1.5 KAL may withdraw or modify its approval or recommendation of this Agreement and terminate this Agreement if the board of directors of KAL determines in good faith that a Superior Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Superior Proposal, and would, if consummated, be more favorable to KAL's stockholders than the transactions contemplated by this Agreement; provided, however, that the right of termination by KAL contemplated by this
--------  -------
Section 7.1.5 may only be exercised if KAL shall have complied with all of the provisions of Section 5.7;

               7.1.6 By either Party, if there shall be a final nonappealable order of a federal or state court restraining or prohibiting the consummation of the Merger, or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, that would make the consummation of the Merger illegal; or

               7.1.7 By SFBC and Sub; if more than 5% of outstanding KAL Shares elect to exercise their dissenter's right and right to receive "fair value" as provided under the PBCL.

          7.2  Effect of Termination. If any Party terminates this Agreement
               ---------------------
pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that
                                                        --------  -------
the confidentiality provisions contained in Section 5.5 above shall survive any such termination. Provided, further, if KAL terminates this Agreement in
                   --------  -------
accordance with Section 7.1.3 or the Merger fails to occur as a result of KAL having accepted a Superior Proposal or KAL accepts a Superior Proposal from a third party with which it, directly or indirectly, had communications within such 180 days prior to the date KAL (or any other Party) has given notice of termination and promptly KAL closes the Superior Proposal with the third party within 180 days thereafter, KAL shall promptly pay to SFBC and Sub a termination fee in the amount of (a) $260,000 to compensate SFBC and Sub for their expenses, management time and lost opportunity and profit potential and (b) the fees and expenses of SFBC's and Sub's attorneys, accountants and investment bankers.

     8.   Miscellaneous.
          -------------

          8.1  Survival.  None of the representations, warranties, and covenants
               --------
of the Parties (other than the provisions in Section 2 above concerning issuance of SFBC Shares) and the termination fee in Section 7.2 and this Section 8) shall survive the Effective Time.

          8.2  Press Releases and Public Announcements. No Party shall issue any
               ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that SFBC may make any public disclosure it believes in good
--------  -------
faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the SFBC shall use its best efforts to advise KAL at least one day prior to making the disclosure).

          8.3  No Third Party Beneficiaries. This Agreement shall not confer any
               ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          8.4  Entire Agreement. This Agreement (including the documents
               ----------------
referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          8.5  Succession and Assignment. This Agreement shall be binding upon
               -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

          8.6  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          8.7  Section or Paragraph Headings.  Section headings herein have been
               -----------------------------
inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

          8.8  Notices and Addresses.  All notices, offers, acceptance and any
               ---------------------
other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:


If to SFBC and Sub:      SFBC International, Inc.
                         11190 Biscayne Blvd.
                         Miami, FL 33181
                         Attention:  Arnold Hantman, Chief Executive Officer
                         Facsimile:  (305) 895-8616

with a copy to:          Michael D. Harris, P.A.
                         1645 Palm Beach Lakes Boulevard, Suite 550
                         West Palm Beach, FL 33401
                         Attention:  Michael D. Harris, Esquire
                         Facsimile:  (561) 478-1817

If to KAL:               KeyStone Analytical Laboratories, Inc.
                         113 Dickerson Road, Unit 6
                         North Wales, PA 19454
                         Facsimile: (215) 699-8848

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

          8.9  Governing Law.  Except to the extent that rights of stockholders
               -------------
are governed by Pennsylvania law, this Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations. Except to the extent that the parties have agreed to submit matters to arbitration, the courts of the State of Delaware shall have exclusive jurisdiction over any cause or controversy arising under the terms of this Agreement or between the parties as the result of any act taken or failure to act not taken by either party pursuant to this Agreement.

     8.10  Amendments and Waivers. The Parties may mutually amend any provision
           ----------------------
of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that
                                                       --------  -------
any amendment effected subsequent to KAL Stockholder approval shall be subject to the restrictions contained in the PBCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.11  Severability. Any term or provision of this Agreement that is
           ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     8.12  Construction. The Parties have participated jointly in the
           ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     8.13  Incorporation of Exhibits and Schedules. The Exhibits and Schedules
           ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

              [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

__________________________    SFBC INTERNATIONAL, INC.


__________________________    By:  __________________________________
                                   Arnold Hantman, Chief Executive Officer



__________________________    SFBC ANALYTICAL LABORATORIES, INC.


__________________________    By:  __________________________________
                                   Lisa Krinsky, M.D., President



__________________________    KEYSTONE ANALYTICAL LABORATORIES,
                              INC.


__________________________    By:  ________________________________
                                   Dr. Allan Xu, President

                                   EXHIBIT A

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.


                     FORM OF REGISTRATION RIGHTS AGREEMENT
                     -------------------------------------


     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of the 20th day of August, 2001 by and among SFBC International, Inc., a Delaware corporation (the "Company"), and Dr. Allan Xu, Carl Kwan-Hsi Chiou, Shang-Jaw Chiou, Christine Chiou, Je-Min Charles Hsu, and Miao-Hsun L. Sheng (collectively, the "Investors").

     WHEREAS, the Company issued shares of its common stock to the Investors as part of the merger consideration pursuant to a merger agreement of even date by and among the Company, SFBC Analytical Laboratories, Inc. and KeyStone Analytical Laboratories, Inc. (the "Merger Agreement"); and

     WHEREAS, the Company has agreed in the Merger Agreement to provide certain registration rights to the Investors.

     Now, therefore, in consideration of the mutual promises and the covenants of the Merger Agreement, the parties hereto hereby agree as follows:

     1.   Definitions.  Unless the context otherwise requires, the terms defined
          -----------
in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

     "Agreement" means this Registration Rights Agreement, as the same may be
      ---------
amended, modified or supplemented in accordance with the terms hereof.

     "Board" means the Board of Directors of the Company.
      -----

     "Common Stock"  means the Company's authorized common stock, as constituted
      ------------
on the date of this Agreement, any stock into which such Common Stock may thereafter be changed and any stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of such Common Stock upon any re-classification thereof.

     "Commission" means the Securities and Exchange Commission or any other
      ----------
governmental body at the time administering the Securities Act.

     "Company" has the meaning assigned to it in the introductory paragraph of
      -------
this Agreement.

     "Company Securities" has the meaning any securities proposed to be sold by
      ------------------
the Company for its own account in a registered public offering.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended (or
      ------------
successor statute).

     "Excluded Forms" means registration statements under the Securities Act, on
      --------------
Forms S-4 and S-8, or any successors thereto and any form used in connection with an initial public offering of securities.

     "Investors" has the meaning assigned to it in the introductory paragraph of
      ---------
this Agreement.

     "Merger Agreement" has the meaning assigned to it in the first WHEREAS
      ----------------
clause.

     "Other Shares" has the meaning assigned to it in Section 4(f) of this
      ------------
Agreement.

     "Person" includes any natural person, corporation, trust, association,
      ------
company, partnership, joint venture, limited liability company and other entity and any government, governmental agency, instrumentality or political subdivision.

     The terms "register" "registered" and "registration" refer to a
                --------   ----------       ------------
registration effected by preparing and filing a registration statement on other than any of the Excluded Forms in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registrable Securities"  means the Common Stock received by the Investors
     ------------------------
under the Merger Agreement and any securities of the Company issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination, recapitalization, share exchange, consolidation or other reorganization of the Company.

     "Selling Expenses" means all underwriting discounts, selling commissions
      ----------------
and stock transfer taxes applicable to the Registrable Securities registered by the Investors and all fees and disbursements of counsel for the Investors.

     "Securities Act" means the Securities Act of 1933, as amended (or
      --------------
successor statute).

      2.  Required Registration.  As soon as practicable following the date
          ---------------------
of this Agreement, the Company shall use commercially reasonable efforts to file a registration statement on Form SB-2 with the Commission in order to permit the investors to publicly sell their shares of Common Stock. The Company may later register any unsold shares of Common Stock held by the Investors on Form S-3 and withdraw the Form SB-2.

     3.   Obligations of the Company. If and whenever the Company is required by
          --------------------------
the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall:

          (a) use commercially reasonable efforts to prepare and file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective;

          (b) use commercially reasonable efforts to prepare and file with the Commission such amendments to such registration statement (including post-effective amendments) and supplements to the prospectus included therein as may be necessary to keep such registration statement effective, subject to the qualifications in Section 4(a), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Investors set forth in such registration statement;

          (c) furnish to the Investors such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as each Investor may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

          (d) use all commercially reasonable efforts to make such filings under the securities or blue sky laws of New York to enable the Investors to consummate the sale in such jurisdiction of the Registrable Securities owned by the Investors;

          (e) notify the Investors at any time when a prospectus relating to their Registrable Securities is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in the related registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Investors a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

          (g) to the extent applicable if the principal trading market for the Company's common stock is one of the following exchanges or markets, use all commercially reasonable efforts (i) to cause all such Registrable Securities covered by such registration statement to be

          (h) listed on a national securities exchange (if such Registrable Securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq National Market system security within the meaning of Rule 11Aa2-1 of the Commission; and

          (i) notify the Investors of any stop order threatened or issued by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered.

     4.   Other Procedures.
          ----------------

          (a) Subject to the remaining provisions of this Section 4(a) and the Company's general obligation to use commercially reasonable efforts under
Section 3, the Company shall be required to maintain the effectiveness of a registration statement (under Form SB-2 or Form S-3) until the earlier of (i) the sale of all Registrable Securities or (ii) 12 months from the date of this Agreement. The Company shall have no liability to the Investors for delays in the Investors being able to sell the Registrable Securities (i) as long as the Company uses commercially reasonable efforts to file a registration statement, amendments to a registration statement, post-effective amendments to a registration statement or supplements to a prospectus contained in a registration statement (including any amendment or post effective amendments),
(ii) where the required financial statements or auditor's consents are unavailable or (iii) where the Company would be required to disclose information at a time when it has no duty to disclose such information under the Securities Act, the Exchange Act, or the rules and regulations of the Commission.

          (b) In consideration of the Company's obligations under this Agreement, the Investors agree Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 3(e) herein, the Investors shall forthwith discontinue their sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Investors' receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3(e) and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Investors' possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (c) The Company's obligation to file any registration statement or amendment including a post-effective amendment, shall be subject to each Investor, as applicable, furnishing to the Company in writing such information and documents regarding such Investor and the distribution of such Investor's Registrable Securities as may reasonably be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in Section 3(d) herein. The Company's obligations are also subject to each Investor promptly executing any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation).

          (d) If any such registration or comparable statement refers to the Investors by name or otherwise as a stockholder of the Company, but such reference to the Investors by name or otherwise is not required by the Securities Act or the rules thereunder, then each Investor shall have the right to require the deletion of the reference to the Investor, as may be applicable.

     5.   Registration Expenses. In connection with any registration of
          ---------------------
Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance, including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, printing and copying expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

     6.   Indemnification.
          ---------------

          (a) In the event of any registration of any shares of Common Stock under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each Investor, from and against any losses, claims, damages or liabilities, joint or several, to which each Investor may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. If the Company fails to defend the Investors as required by Section 6(c) herein, it shall reimburse (after receipt of appropriate documentation) each Investor for any legal or any other out-of-pocket expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in
        --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus, or said amendment or supplement or any document incident to registration or qualification of any Registrable Securities pursuant to Section 3(d) hereof in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use in the preparation thereof or information omitted to be furnished by such Investor.

          (b) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, each Investor shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, each director of the Company, each officer of the Company who signs such registration statement, the Company's attorneys and auditors and any Person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement or from any other act or failure to act of the Investor.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 6(a) or (b), such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the Indemnifying Party of the commencement of such action. The indemnifying party shall be relieved of its obligations under this Section 6(c) to the extent that the indemnified party delays in giving notice and the indemnifying party is damaged or prejudiced by the delay. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so as to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the indemnifying party in connection with the defense thereof, provided, however, that, if counsel for an indemnified party shall have
         --------  -------
reasonably concluded that there is an actual or potential conflict of interest between the indemnified and the indemnifying party the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this
Section 6; provided, however, that in no event shall any indemnification by an
           --------  -------
Investor under this Section 6 exceed the net proceeds from the  sale of
Registered Securities received by the Investor.   No indemnified party shall
make any settlement of any claims indemnified against hereunder without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event that any indemnifying party enters into any settlement without the written consent of the indemnified party the indemnifying party shall not, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release of such indemnified party from all liability in respect to such claim or litigation.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which under any indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and such

Investors shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Company and such Investors in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission (or avoid the conduct or take an act) which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by pro-rata allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such Investor shall be required to contribute any amount in excess of the net proceeds to him of all Registrable Securities sold by him pursuant to such registration statement, and (ii) no Person who is guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

          (e) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of the Registrable Securities, the Company, any of the Investors and the underwriters enter into an underwriting agreement relating to such offering which contains provisions covering indemnification among the parties, then the indemnification provision of this Section 6 shall be deemed inoperative for purposes of such offering.

     7.   Certain Limitations on Registration Rights. While any registration
          -------------------------------------------
statement filed pursuant to this Agreement is pending, if the Company determines to file a registration statement with the Commission for the public sale of its securities and the managing underwriter of such offering offers to purchase the Registrable Securities for its own account at the same price including underwriting discounts and applicable expenses as paid to the Company, the Investors shall either (i) elect to include their Registrable Securities being registered pursuant to this Agreement in the registration statement covering the sale of the Company's securities, or (ii) immediately cease their public sales for a period of 90 days following the effective date of the registration statement covering the sale by the Company. Additionally, no Investor may participate in the registration statement relating to the sale by the Company of its Common Stock as provided above unless such Investor enters into an underwriting agreement with the managing underwriter and completes and/or executes all questionnaires, indemnities and other reasonable documents requested by the managing underwriter.

     8.   Allocation of Securities Included in Registration Statement. In the
          ------------------------------------------------------------
case of a registration pursuant to Section 7 for the Company's account, if the Company's managing underwriter shall advise the Company and the Investors (and any other investors) in writing that the inclusion in any registration pursuant hereto of some or all of (a) the Registrable Securities sought to be registered by the Investors and securities offered by other holders, and (b) the Company's securities sought to be registered creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or that the number of securities to be registered is too large a number to be reasonably sold, (i) first, the number of Company securities sought to be registered shall be included in such registration, and (ii) next, the number of Registrable Securities offered by the Investors and securities offered by other holders shall be included in such registration to the extent permitted by the Company's managing underwriter with the number of Registrable Securities and such other securities being registered determined on a pro-rata basis based on the number of Registered Securities and securities the participating holders including the Investors desire to have registered; provided, however, that, if any
                                     --------  -------
participating Investor would be required pursuant to the provisions of this
Section 7 to reduce the number of Registrable Securities that he may include in such registration, the Investor may withdraw all or any portion of its Registrable Securities from such registration and may resume selling shares under the registration statement (assuming it is effective) referred to in
Section 2 after the 90-day lock-up period.

     9.   Limitations on Sale or Distribution of Securities. If a registration
          -------------------------------------------------
hereunder shall be in connection with an underwritten public offering, each Investor shall be deemed to have agreed by acquisition of its Registrable Securities not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities and to use its best efforts not to effect any such public sale or distribution of any other equity security of the Company (including any short sale) or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 10 days before or 90 days after the effective date of such registration statement. In such event, the Investors shall, if requested, sign a customary market stand-off letter with the Company's managing underwriter, and to comply with applicable rules and regulations of the Commission.

     10.  Rule 144. The Company covenants that it will file the reports required
          --------
to be filed under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, in the event that the Company is not required to file such reports, it will make publicly available information as set forth in Rule 144(c)(2) promulgated under the Securities
Act), and it will take such further action as the Investors may reasonably request, or to the extent required from time to time to enable the Investors to sell their Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission (collectively, "Rule 144"). Upon request of any Investor, the Company will deliver to the Investor a written statement as to whether it has complied with such requirements.

     11.  Severability.  In the event any parts of this Agreement are found to
          ------------
be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

     12.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     13.  Benefit.  This Agreement shall be binding upon and inure to the
          -------
benefit of the parties hereto and their legal representatives, successors and assigns.

     14.  Notices and Addresses.  All notices, offers, acceptance and any other
          ---------------------
acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:


To the Company:               Dr. Gregory B. Holmes
                              SFBC International, Inc.
                              11190 Biscayne Boulevard
                              Miami, Florida 33181
                              Facsimile: (305) 895-4204

With a Copy to:               Michael D. Harris, Esquire
                              Michael Harris, P.A.
                              1645 Palm Beach Lakes Boulevard
                              Suite 550
                              West Palm Beach, FL 33401
                              Facsimile: (561) 478-1817

To the Investors:             Dr. Allan Xu
                              113 Dickerson Road
                              Unit 6
                              North Wales, PA 19459
                              Facsimile: (215) 699-8848

         [See Schedule 1 for additional Investor names and addresses]

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     15.  Attorneys' Fees. In the event that there is any controversy or claim
          ---------------
arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys' fees, costs and expenses.

     16.  Oral Evidence. This Agreement constitutes the entire Agreement between
          -------------
the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

     17.  Additional Documents. The parties hereto shall execute such additional
          --------------------
instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

     18.  Governing Law. This Agreement and any dispute, disagreement, or issue
          -------------
of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

     19.  Arbitration. Any controversy, dispute or claim arising out of or
          -----------
relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Miami, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

     20.  Section or Paragraph Headings. Section headings herein have been
          -----------------------------
inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

     21.  Force Majuere. The Company shall be excused from any delay in
          -------------
performance or for non-performance of any of the terms and conditions of this Agreement caused by any circumstances beyond its control, including, but not limited to, any Act of God, fire, flood, or government regulation, direction or request, or accident, interruption of telecommunications facilities, labor dispute, unavoidable breakdown, civil unrest or disruption to the extent that any such circumstances affect the Company's ability to perform its obligations under this Agreement or the ability of the Commission to perform its responsibilities under the Securities Act.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

                                        THE COMPANY:

                                        SFBC INTERNATIONAL, INC.


________________________________        By:________________________________
                                             Arnold Hantman
                                             Chief Executive Officer
________________________________

                                        INVESTORS:

________________________________        By:_______________________________
                                             Dr. Allan Xu
________________________________


________________________________        By:_______________________________
                                             Carl Kwan-Hsi Chiou
________________________________


________________________________        By:_______________________________
                                             Shang-Jaw Chiou
________________________________


________________________________        By:_______________________________
                                             Christine Chiou
________________________________


________________________________        By:_______________________________
                                             Je-Min Charles Hsu
________________________________


________________________________        By:_______________________________
                                             Miao-Hsun L. Sheng
________________________________

                                  Schedule I
                                      TO
                         REGISTRATION RIGHTS AGREEMENT
                                      OF
                           SFBC INTERNATIONAL, INC.


Name                                         Address
----                                         -------

Carl Kwan Hsi Chiou                          1010 Stonebridge Road
                                             Lower Gwynedd, PA 19002

Shang-Jaw Chiou                              1010 Stonebridge Road
                                             Lower Gwynedd, PA 19002

Christine Chiou                              1010 Stonebridge Road
                                             Lower Gwynedd, PA 19002

Je-Min Charles Hsu                           521 Walter Court
                                             Downington, PA 19335

Miao-Hsun L. Sheng                           1002 Stonebridge Road
                                             Lower Gwynedd, PA 19002

                                  EXHIBIT B-1
                                  -----------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                       ARTICLES OF MERGER (PENNSYLVANIA)
                       ---------------------------------

                                  SUMMARY OF
                         AGREEMENT AND PLAN OF MERGER
                                      OF
                      SFBC ANALYTICAL LABORATORIES, INC.
                                      AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

          This Summary of the Agreement and Plan of Merger is entered into as of this 20th day of August 2001, by and between KeyStone Analytical Laboratories, Inc., a Pennsylvania corporation with its principal place of business and registered office at 113 Dickerson Road, Unit 6, North Wales, Pennsylvania 19454 ("KAL") and SFBC Analytical Laboratories, Inc., a Florida corporation with its principal place of business located at 11190 Biscayne Boulevard, Miami, Florida 33181, and its registered office c/o M. Burr Keim Company, 2021 Arch Street, Philadelphia, PA 19103 ("SFBC") (collectively, the "Parties").

     WHEREAS, the board of directors of SFBC and KAL, respectively, deem it advisable and generally to the advantage and welfare of the Parties and their respective shareholders that KAL merge with and into SFBC pursuant to the terms of that certain Agreement and Plan of Merger signed by the Parties, and dated of even date herewith (the "Merger Agreement") and in accordance with the provisions of Florida Business Corporation Act ("FBCA") and the Pennsylvania Business Corporation Law ("PBCL"), as applicable; and

     WHEREAS, the board of directors and the shareholders of KAL have approved the terms and conditions of the Merger Agreement in accordance with the PBCL; and

     WHEREAS, the board of directors and shareholders of SFBC has approved the terms and conditions of the Merger Agreement in accordance with the FBCA.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Parties do hereby agree that KAL shall merge with and into SFBC upon the terms and conditions below stated.

     1.   KAL Approval. On August 20, 2001 the directors and shareholders of KAL
          ------------
unanimously adopted and approved the Merger Agreement and the filing of this Summary of the Agreement and Plan of Merger by written consent.

     2.   SFBC Approval. On August 15, 2001, the directors and sole shareholder
          -------------
of SFBC unanimously adopted and approved the Merger Agreement and the filing of this Summary of the Agreement and Plan of Merger by written consent.

     3.   Agreement to Merge. The Parties hereby agree that KAL shall be merged
          ------------------
(the "Merger") with and into SFBC in accordance with the terms and conditions of the Merger Agreement.

     4.   Effective Date. The Merger shall become effective upon the earlier of
          --------------
the filing with (i) the Florida Secretary of State, or (ii) the Pennsylvania Secretary of State (the "Effective Date").

     5.   SFBC. SFBC shall survive the Merger herein contemplated and shall
          ----
continue to be governed by the laws of the State of Florida. The separate corporate existence of KAL shall cease forthwith upon the Effective Date.

     6.   Authorized Capital. The authorized capital stock of SFBC shall be
          ------------------
10,000 shares of $.10 par value unless and until the same shall be changed in accordance with its Articles of Incorporation and the FBCA.

     7.   Articles of Incorporation. The Articles of Incorporation of SFBC prior
          -------------------------
to the Effective Date shall continue as the Articles of Incorporation of SFBC on and after the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof or in accordance with the FBCA.

     8.   Bylaws. The Bylaws of SFBC prior to the Effective Date shall continue
          ------
as the Bylaws of SFBC following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof or in accordance with the FBCA.

     9.   Directors of SFBC. The names of the first directors of SFBC following
          -----------------
the Effective Date shall be four in number who shall hold office from the Effective Date until such Director shall die, resign, be removed, or his or her successor shall be nominated and approved, are as follows:

               Name
               ----
               Lisa Krinsky, M.D.
               Arnold Hantman
               Dr. Gregory B. Holmes
               Dr. Allan Xu

     10.  Officers. The name of the first officers of SFBC following the
          --------
Effective Date, who shall be four in number and who shall hold office from the Effective Date until such officer shall die, resign, be removed, or his or her successor shall be nominated and approved, are as follows:

               Name                     Office
               ----                     ------
               Dr. Allan Xu             President
               Dr. Gregory B. Holmes    Executive Vice President-Operations
               Arnold Hantman           Treasurer and Secretary

     11.  Vacancies. If, upon the Effective Date, a vacancy shall exist in the
          ---------
Board of Directors or in any of the officers of SFBC as the same are specified above, such vacancy shall thereafter be filled in the manner provided by law and the Bylaws of SFBC.

     12.  Agreement. The original executed Merger Agreement is on file at SFBC's
          ---------
principal place of business located at 11190 Biscayne Boulevard, Miami, FL
33181.

     13.  Manner and Basis for Conversion of Shares. (Capitalized terms not
          -----------------------------------------
otherwise defined shall have the meaning ascribed to such term in the Merger Agreement). Of the total Merger Consideration, 51% shall be paid in a combination of shares of common stock of SFBC's parent, SFBC International, Inc. ("Parent Shares") and the remainder in cash. The number of Parent Shares to be issued to KAL Stockholders shall be determined by dividing that portion of Merger Consideration by the Average Closing Price of the Parent Shares. At and as of the Effective Time of the Merger, each issued and outstanding share of KAL common stock shall be converted into Parent Shares. The total Merger Consideration distributed among the KAL stockholders is set forth below.

               1. Of the Merger Consideration representing cash, each KAL stockholder (excluding, however, Dr. Allan Xu), shall receive as of the Effective Time of the Merger, that amount of cash equivalent to his or her respective KAL common stock ownership without including Dr. Allan Xu's KAL common stock as being outstanding.

               2. Of the Parent Shares which are part of the Merger Consideration, Dr. Allan Xu shall receive 38% of the total Merger Consideration in Parent Shares and 13% of the Merger Consideration shall be in Parent Shares divided among all other KAL stockholders in proportion to their KAL common stock ownership without including Dr. Allan Xu's KAL common stock as being outstanding.

     14.  Amendment. Neither the Merger Agreement nor this Summary of the
          ---------
Agreement and Plan of Merger can be altered or amended, except pursuant to an instrument in writing signed by all of the Parties hereto.

     IN WITNESS WHEREOF, the Parties hereto have caused this Summary of the Agreement and Plan of Merger to be executed by the President of each of them pursuant to authority given by their respective boards of directors of the date first above written

                                   SFBC ANALYTICAL LABORATORIES, INC.

                                   _____________________________________________
                                   By:  Lisa Krinsky, M.D., President


                                   KEYSTONE ANALYTICAL LABORATORIES, INC.

                                   _____________________________________________
                                   By:  Dr. Allan Xu, President

                                  EXHIBIT B-2
                                  -----------
               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                         ARTICLES OF MERGER (FLORIDA)
                         ----------------------------

     The following Articles and Plan of Merger are entered into as of this 20th day of August 2001, by and between KeyStone Analytical Laboratories, Inc., a Pennsylvania corporation with its principal place of business and registered office at 113 Dickerson Road, Unit 6, North Wales, Pennsylvania 19454 ("KAL") and SFBC Analytical Laboratories, Inc., a Florida corporation with its principal place of business located at 11190 Biscayne Boulevard, Miami, Florida 33181 ("SFBC") (collectively, the "Parties").

     WHEREAS, the board of directors of SFBC and KAL, respectively, deem it advisable and generally to the advantage and welfare of the Parties and their respective shareholders that KAL merge with and into SFBC pursuant to the terms of that certain Agreement and Plan of Merger signed by the Parties, and dated of even date herewith (the "Merger Agreement") and in accordance with the provisions of Florida Business Corporation Act ("FBCA") and the Pennsylvania Business Corporation Law ("PBCL"), as applicable; and

     WHEREAS, the board of directors and the shareholders of KAL have approved the terms and conditions of the Merger Agreement in accordance with the PBCL; and

     WHEREAS, the board of directors and shareholders of SFBC has approved the terms and conditions of the Merger Agreement in accordance with the FBCA.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Parties do hereby agree that KAL shall merge with and into SFBC upon the terms and conditions below stated.

     1.   KAL Approval. On August 20, 2001 the directors and shareholders of KAL
          ------------
unanimously adopted and approved the Merger Agreement and the filing of the Articles and Plan of Merger by written consent.

     2.   SFBC Approval. On August 15, 2001, the directors and sole shareholder
          -------------
of SFBC unanimously adopted and approved the Merger Agreement and the filing of the Articles and Plan of Merger by written consent.

     3.   Agreement to Merge. The Parties hereby agree that KAL shall be merged
          ------------------
(the "Merger") with and into SFBC in accordance with the terms and conditions of the Merger Agreement.

     4.   Effective Date. The Merger shall become effective upon the earlier of
          --------------
the filing with (i) the Florida Secretary of State, or (ii) the Pennsylvania Secretary of State (the "Effective Date").

     5.   SFBC. SFBC shall survive the Merger herein contemplated and shall
          ----
continue to be governed by the laws of the State of Florida. The separate corporate existence of KAL shall cease forthwith upon the Effective Date.

     6.  Authorized Capital. The authorized capital stock of SFBC shall be
         ------------------
10,000 shares of $.10 par value unless and until the same shall be changed in accordance with its Articles of Incorporation and the FBCA.

     7.   Articles of Incorporation. The Articles of Incorporation of SFBC prior
          -------------------------
to the Effective Date shall continue as the Articles of Incorporation of SFBC on and after the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof or in accordance with the FBCA.

     8.   Bylaws. The Bylaws of SFBC prior to the Effective Date shall continue
          ------
as the Bylaws of SFBC following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof or in accordance with the FBCA.

     9.   Directors of SFBC. The names of the first directors of SFBC following
          -----------------
the Effective Date shall be four in number who shall hold office from the Effective Date until such Director shall die, resign, be removed, or his or her successor shall be nominated and approved, are as follows:

               Name
               ----

               Lisa Krinsky, M.D.
               Arnold Hantman
               Dr. Gregory B. Holmes
               Dr. Allan Xu

     10.  Officers.  The name of the first officers of SFBC following the
          --------
Effective Date, who shall be four in number and who shall hold office from the Effective Date until such officer shall die, resign, be removed, or his or her successor shall be nominated and approved, are as follows:

               Name                          Office
               ----                          ------

               Dr. Allan Xu             President
               Dr. Gregory B. Holmes    Executive Vice President-Operations
               Arnold Hantman           Treasurer and Secretary

     11.  Vacancies. If, upon the Effective Date, a vacancy shall exist in the
          ---------
Board of Directors or in any of the officers of SFBC as the same are specified above, such vacancy shall thereafter be filled in the manner provided by law and the Bylaws of SFBC.

     12.  Agreement. The original executed Merger Agreement is on file at SFBC's
          ---------
principal place of business located at 11190 Biscayne Boulevard, Miami, FL
33181.

     13.  Manner and Basis for Conversion of Shares. (Capitalized terms not
          -----------------------------------------
otherwise defined shall have the meaning ascribed to such term in the Merger Agreement). Of the total

Merger Consideration, 51% shall be paid in a combination of shares of common stock of SFBC's parent, SFBC International, Inc. ("Parent Shares") and the remainder in cash. The number of Parent Shares to be issued to KAL Stockholders shall be determined by dividing that portion of Merger Consideration by the Average Closing Price of the Parent Shares. At and as of the Effective Time of the Merger, each issued and outstanding share of KAL common stock shall be converted into Parent Shares. The total Merger Consideration distributed among the KAL stockholders is set forth below.

          1. Of the Merger Consideration representing cash, each KAL stockholder (excluding, however, Dr. Allan Xu), shall receive as of the Effective Time of the Merger, that amount of cash equivalent to his or her respective KAL common stock ownership without including Dr. Allan Xu's KAL common stock as being outstanding.

          2. Of the Parent Shares which are part of the Merger Consideration, Dr. Allan Xu shall receive 38% of the total Merger Consideration in Parent Shares and 13% of the Merger Consideration shall be in Parent Shares divided among all other KAL stockholders in proportion to their KAL common stock ownership without including Dr. Allan Xu's KAL common stock as being outstanding.

     14.  Amendment. Neither the Merger Agreement nor the Articles and Plan of
          ---------
Merger can be altered or amended, except pursuant to an instrument in writing signed by all of the Parties hereto.

     IN WITNESS WHEREOF, the Parties hereto have caused the foregoing Articles and Plan of Merger to be executed by the President of each of them pursuant to authority given by their respective boards of directors of the date first above written

                                   SFBC ANALYTICAL LABORATORIES, INC.

                                   _____________________________________________
                                   Lisa Krinsky, M.D., President



                                   KEYSTONE ANALYTICAL LABORATORIES, INC.

                                   _____________________________________________
                                   Dr. Allan Xu, President

                                   EXHIBIT C
                                   ---------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                   FORM OF EMPLOYMENT AGREEMENT WITH DR. XU
                   ----------------------------------------

     This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of the 20/th/ day of August 2001, between SFBC Analytical Laboratories, Inc., a Florida corporation (the "Company") and Dr. Allan Xu (the "Employee").

     WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including but not limited to proprietary processes, sales methods and techniques, and other like confidential business and technical information including but not limited to technical information, design systems, methods of recruiting subjects, pricing methods, pricing rates or discounts, process, procedure, formula, design of computer software or improvement of any portion or phase thereof, whether patented or not, that is of any value whatsoever to the Company, as well as certain unpatented information relating to the Company's Services, as defined, information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other entity for the Company), other Confidential Information, as defined by Section 8, and information about the Company's employees, officers, and directors, which necessarily will be communicated to the Employee by reason of his employment by the Company; and

     WHEREAS, the Company has on the date hereof purchased all of the capital stock of KeyStone Analytical Laboratories, Inc., a Pennsylvania corporation ("KAL"); and

     WHEREAS, the Employee was President and Chief Executive Officer of KAL and has served in that capacity for several years; and

     WHEREAS, the Company desires to continue to employ the Employee in the capacity of President of the Company and the Employee desires such employment; and

     WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Employee, its trade secrets and Confidential Information, and its substantial relationships with suppliers, and Customers, as defined, actual and prospective; and

     WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Employee during the term of employment and following (for a reasonable time) termination of employment; and

     WHEREAS, the Company desires to employ the Employee and to ensure the continued availability to the Company of the Employee's services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

     1.   Representations and Warranties. The Employee hereby represents and
          ------------------------------
warrants to the Company that he (i) is not subject to any written nonsolicitation or noncompetition agreement affecting his employment with the Company (other than any prior agreement with the Company or any Affiliate), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company (other than any prior agreement with the Company or any Affiliate), and (iii) has brought to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

     2.   Term of Employment.
          ------------------

          (a)  Term. The Company hereby employs the Employee, and the Employee
               ----
hereby accepts employment with the Company for a period commencing on the date of this Agreement and ending five years from the date of this Agreement (the "Term"), automatically renewable for additional one year terms unless either party gives the other at least 30 days written notice.

          (b)  Continuing Effect. Notwithstanding any termination of employment,
               -----------------
at the end of the term or otherwise, the provisions of Sections 7 and 8 shall remain in full force and effect and the provisions of Section 8 shall be binding upon the legal representatives, successors and assigns of the Employee.

     3.   Duties.
          ------

          (a)  General Duties. The Employee shall serve as President of the
               --------------
Company, with duties and responsibilities that are customary for such position. Subject to the authority of the board of directors of the Company to set policy and ensure that the business is effectively managed and operated, the Employee shall be principally responsible for the management of the business of the Company, including, but not limited to (i) preparing and implementing an operating budget in coordination with the Company's sales and marketing team;
(ii) planning and budgeting for the Company so services can be provided on a timely basis; (iii) planning and budgeting for the organization and development of the Company's business; (iv) research and development activities relating to new services of the Company and improvements to the Company' existing services;
(v) all technical, operational, and other aspects of the Company's services;
(vi) all distribution, marketing, and sales activities relating to the Company's services; and (vii) compliance with all applicable requirements of any applicable federal, state, or local government agency or entity and any applicable law or regulation concerning the Company's services, facilities and business. The Employee shall report directly to the Company's board of directors and any person designated by the board, which shall initially be Dr. Gregory B. Holmes. The Employee shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. The Employee shall also serve as a director of the Company and of each of the Company's subsidiaries, if any.

          (b)  Devotion of Time. The Employee shall devote all of his time,
               ----------------
attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Employee shall not without the prior written consent of the board of directors of the Company, enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization or engage in any other business activities or pursuits whatsoever, except activities in connection with any charitable or civic activities, personal investments or hobbies and serving as an executor, trustee or in other similar fiduciary capacity; provided, however, that such activities do not
                            --------  -------
interfere with his performance of his responsibilities and obligations pursuant to this Agreement.

          (c)  Location of Office. The Employee's principal business office
               ------------------
shall be at the Company's offices in North Wales, Pennsylvania, as it may change from time to time. However, the Employee's job responsibilities shall include reasonable business travel necessary to the performance of his job. In any event, the Employee's services shall be supervised by Dr. Gregory B. Holmes or other designated member of the Company's board of directors located in Miami, Florida. As such, the Employee shall regularly transact business with or in Miami-Dade County, Florida in furtherance of his duties.

          (d)  Adherence to Inside Information Policies. The Employee
               ----------------------------------------
acknowledges that the Company's parent, SFBC International, Inc. (the "Parent") is publicly-held and, as a result, has implemented inside information policies designed to preclude its employees and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Parent, the Company, or any third party. The Employee shall promptly execute any agreements generally distributed by the Parent or the Company to its employees requiring such employees to abide by its inside information policies.

     4.   Compensation and Expenses.
          -------------------------

          (a)  Salary. For the services of the Employee to be rendered under
               ------
this Agreement, the Company shall pay the Employee an annual salary of $170,000 during the Term, payable in accordance with the Company's normal payroll practices.

          (b)  Expenses. In addition to any compensation received pursuant to
               --------
Section 4(a) the Company shall reimburse or advance funds to the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement provided the same are of a type which are allowable for deductions under applicable federal law, and (ii) provided that the Employee properly provides a written accounting of such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances shall be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to Employees.

          (c)  Automobile. The Company shall pay the Employee a monthly
               ----------
automobile allowance of $650 per month.

          (d)  Discretionary Bonus. The Employee shall be eligible to receive an
               -------------------
annual bonus in an amount to be determined by the compensation committee of the Company based on any criteria or factors the compensation committee deems appropriate.

          (e)  Special Bonus. As collected, the Company shall pay the Employee a
               -------------
special bonus equal to (i) 50% of KAL's unbilled accounts receivable as of June 30, 2001 (estimated to be $980,000), (ii) less any undisclosed liabilities of KAL which have been paid by the Company or have been asserted and for which the Company has potential liability, provided that in no event shall the total liability exceed that set forth in the Indemnification Agreement by and among SFBC International, Inc., the Company, and the Employee dated August 20, 2001. In the event that the Employee fails to pay the Company for an undisclosed liability under the above circumstances, he shall borrow a sufficient sum in a margin account using shares of the Company's common stock as collateral as soon as he may do so, subject to compliance with all applicable securities laws and any lock-up agreement with the Company.

          (f)  Loan. In order to induce the Employee to enter into this
               ----
Agreement the Company has lent him the sum of $1,000,000, for which he acknowledges receipt, as evidenced by the Promissory Note and secured by a pledge (the "Pledge Agreement") of the Parent's common stock, each as annexed as
Exhibit 4(f)-1 and Exhibit 4(f)-2 to this Agreement and each of which has been
--------------     --------------
executed and delivered to the Company. If the Employee is still employed by the Company on an anniversary date of this Agreement (the "Anniversary Date") through the fifth Anniversary Date: (i) the sum of $200,000 together with applicable interest shall be forgiven and considered paid by the Employee to the Company on each applicable Anniversary Date; and (ii) a pro rata portion of the Parent's common stock shall be released subject to the terms of the Pledge Agreement.

     5.   Benefits. The Employee is entitled to the following benefits.
          --------

          (a)  Vacation. The Employee shall be entitled to up to four (4) weeks
               --------
of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Employee may select and the affairs of the Company may permit.

          (b)  Employee Benefit Programs. The Employee is entitled to
               -------------------------
participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its non-executive officer employees, including programs of life and medical insurance and reimbursement of membership fees in professional organizations.

          (c)  Insurance. The Company shall pay the premiums on the Company's
               ---------
medical insurance policy covering the Employee and his spouse. The Company shall pay the premiums for disability insurance covering the Employee's disability which insurance shall, subject to state law variances or requirements, be similar in scope including waiting time and percentage of disability income to the disability insurance provided to employee's of SFBC Charlotte, Inc., a subsidiary of the Parent.

          (d)  Key Man Insurance. The Company shall maintain a key man insurance
               -----------------
policy on the life of the Employee in the original principal amount of $1,000,000 or at the Company's option, in an amount not less than the then outstanding principal balance of the Promissory Note and shall name the Company as beneficiary under such policy.

     6.   Termination.
          -----------

          (a)  General Provisions. The Company may terminate the Employee's
               ------------------
employment for Cause (as defined below) pursuant to the terms of this Agreement at any time upon the giving of notice. On or before the termination of his employment or prior to receiving any final compensation or expenses due him, the Employee shall (i) return to the Company's principal executive offices, (ii) participate in an exit interview, and (iii) execute a Certificate of Conclusion of Employment, certifying that he has complied with his obligations and acknowledging his continuing obligations under this Agreement. The Employee's failure to comply with the requirements of Section 6 of this Agreement shall constitute a material breach of this Agreement.

          (b)  Termination for Cause. The Company may terminate the Employee's
               ---------------------
employment pursuant to the terms of this Agreement at any time for Cause by giving written notice of termination. The Employee shall have 10 days from the date of the notice to provide the Company with evidence that the Company is mistaken as to "Cause" and that the Employee's behavior does not meet the criteria for "cause" as defined herein. During such 10 day period the Employee shall be suspended without pay; if employment is reinstated the Employee shall be paid for the 10 day period and if the termination is upheld such termination shall be effective upon the giving of written notice of termination. Upon any such termination for Cause, the Employee shall have no right to compensation or reimbursement under Section 4, or to participate in any employee benefit programs under Section 5, except as provided by law, for any period subsequent to the effective date of termination. For purposes of this Section 6(b), "Cause" shall mean: (i) the Employee is convicted of a felony involving any subject matter; (ii) commits a felonious act; (iii) is convicted of a misdemeanor involving the Employee's employment or the business of the Company; (iv) is found after an internal investigation to have engaged in sexual misconduct which is related to the Employee's employment or the business of the Company; (v) the Employee, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in either case, in harm to the Company;
(vi) the Employee misappropriates Company funds or otherwise defrauds the Company; (vii) the Employee breaches his fiduciary duty to the Company resulting in profit to him, directly or indirectly; (viii) the Employee has been found to have committed any act or failed to take any action which results in the Parent's common stock being delisted for trading on the Nasdaq Stock Market or any other principal trading market or exchange; (ix) substantial dependence on any addictive substance, including but not limited to, alcohol, amphetamines, barbiturates, methadone, cannabis, cocaine, CP, THC, LSD or any other illegal or narcotic drug; (x) willful and material failure to observe or perform his duties of employment hereunder; (xi) the Employee misappropriates Company funds or otherwise defrauds the Company; (xii) the Employee willfully acts in a manner materially adverse to the best interests of the Company; (xiii) the habitual neglect of the faithful performance of the Employee's duties of employment, as determined in good faith by the board of directors of the Company; (xiv) the Employee is convicted of illegal possession or use of a controlled substance;
(xv) the Employee engages in chronic absenteeism; (xvi) the Employee fails or refuses to cooperate in any official investigation conducted by or on behalf of the Company; or (xvii) the Employee materially breaches any provision of this Agreement including Section 3(d).

          (e)  Voluntary Severance Payments Upon Termination. If the Employee is
               ---------------------------------------------
terminated for cause pursuant to Section 6(b), or if the Employee voluntarily terminates his employment, the Company may elect in its sole discretion, notwithstanding the basis for such termination, to make monthly severance payments to the Employee in amounts equal to his then existing monthly base salary prior to such termination and may further elect to continue only the Employee's medical benefits, as they existed prior to termination. The Employee's compliance after termination to his obligations under Sections 7 and 8 hereunder shall be a condition precedent to the making of any discretionary payment under this Section 6(c).

          (f)  Special Termination. In the event that (i) any entity or person
               -------------------
not now an executive officer or director of the Company becomes either individually or as part of a group, the beneficial owner of 30% or more of the Company's common stock, and (ii) the Employee, with or without change in title or formal corporate action, shall no longer exercise all of the duties and responsibilities and shall no longer possess substantially all the authority set forth in Section 3, the Employee by written notice to the Company, may elect to deem the Employee's employment hereunder to have been terminated by the Company without cause, in which event the Employee shall be entitled at the time of termination to compensation in an amount equal to 24 months base salary under this Agreement plus benefits pursuant to Section 5(b) herein for such 24 month period payable, however, on a monthly basis.

     7.   Non-Competition Agreement.
          -------------------------

          (a)  Competition with the Company. Until termination of his employment
               ----------------------------
and for a period of 24 months commencing on the date of Employees termination, the Employee, directly or indirectly or, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity (any of the foregoing defined as an "Affiliated Entity") shall not provide services as an employee, consultant or otherwise (i) to any entity or person if the Company elects to make payments to the Employee under Section 6(e) hereof, or (ii) in the absence of such election, to any analytical laboratory or to any entity which directly or indirectly owns or operates an analytical laboratory or to any entity that competes with the Company or its Affiliates, within any metropolitan area in the United States or elsewhere in which the Company's, its subsidiaries or its controlling stockholder, if applicable (the subsidiaries and controlling stockholder collectively, "Affiliates") is then engaged in the offer and sale of competitive products or Services (defined in Section 8(a) below). In addition, the Employee may not, directly or indirectly including through any Affiliated Entity, obtain employment with or perform services for any Customer, as defined, of the Company or any Affiliate during the period commencing of the date of termination and continuing for 24 months thereafter; provided, however, the foregoing shall not
                                     --------  -------
prohibit Employee from owning up to 5% of the securities of any publicly-traded enterprise provided the Employee is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

          (b)  Solicitation of Customers. During the periods in which the
               -------------------------
provisions of Section 7(a) shall be in effect, the Employee, directly or indirectly including through any Affiliated Entity, shall not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company or any Affiliate, refer Prohibited Business from any Customer to any enterprise or business other than the Company or any Affiliate or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company or any Affiliate. For purposes of this Agreement, the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its Affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which has approached by or who or which has approached an employee of the Company or any Affiliate for the purpose of soliciting business from the Company or any Affiliate or the third party, as the case may be.

          (c)  Solicitation of Employees. During the periods in which the
               -------------------------
provisions of Section 7(a) shall be in effect, the Employee, directly or indirectly including through any Affiliated Entity shall not solicit, hire or contact any employee of the Company or any Affiliate for the purpose of hiring them or causing them to terminate their employment relationship with the Company or any Affiliate.

          (d)  No Payment. The Employee acknowledges and agrees that no separate
               ----------
or additional payment will be required to be made to him in consideration of his undertakings in this Section.

          (e) References to the Company in this Section 7 shall include the Company's Affiliates including the Parent.

     8.   Non-Disclosure of Confidential Information.
          ------------------------------------------

          (a)  Confidential Information. Confidential Information includes, but
               ------------------------
is not limited to, trade secrets as defined by the common law and statute in Florida or any future Florida statute, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Services (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of Customers, databases, data, all technology relating to the Company's businesses, systems, methods of operation, client or Customer lists, Customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees, former employees, clients and former clients. In addition, Confidential Information also includes the identity of Customers and the identity of and telephone numbers, e-mail addresses and other addresses of employees or agents of Customers who are the persons with whom the Company's employees and agents communicate in the ordinary course of business. Confidential Information also includes, without limitation, Confidential Information received from the Company's Affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the individuals employed within the Company's industry through no act of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any Affiliates (which includes the Parent) of the Employee) who did not acquire such confidential information or trade secret, directly or indirectly, from the Employee or the Company. As used herein, the term "Services" shall include the operation of an analytical laboratory which provide services to pharmaceutical, biotechnology and chemical companies and contract research organizations as well as any other services performed by the Company during the term of the Employee's employment.

          (b)  Legitimate Business Interests. The Employee recognizes that the
               -----------------------------
Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information; (iii) substantial relationships with specific prospective or existing Customers or clients; (iv) customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

          (c)  Confidentiality. For a period of two years following termination
               ---------------
of employment, or as otherwise required by client privilege, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Employee's employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company or its Affiliates is a special, valuable and unique asset. The Employee shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Employee shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment and then only with the authorization of an officer of the Company. All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be. The Employee shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an officer of the Company (excluding the Employee, if applicable).

          (d) References to the Company in this Section 8 shall include the Company's Affiliates.

     9.   Equitable Relief.
          ----------------

          (a) The Company and the Employee recognize that the services to be rendered under this Agreement by the Employee are special, unique and of extraordinary character, and that in the event of the breach by the Employee of the terms and conditions of this Agreement or if the Employee, shall cease to be an employee of the Company for any reason and take any action in violation of Section 7 and/or Section 8, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 9(b) below, to enjoin the Employee from breaching the provisions of Section 7 or Section 8. In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

     (b) Any action must be commenced in Miami-Dade County, Florida. The Employee and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Employee and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Employee or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Employee or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

     10.  Conflicts of Interest. While employed by the Company, the Employee
          ---------------------
shall not, directly or indirectly, unless approved in writing by the Company's board of directors:

          (a) participate as an individual in any way in the benefits of transactions with any of the Company's suppliers or Customers, including, without limitation, having a financial interest in the Company's suppliers or Customers, or making loans to, or receiving loans, from, the Company's suppliers or Customers;

          (b) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Employee's employment with the Company for the Employee's personal advantage or gain; or

          (c) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

          (d) As used in Section 10(a), (b) or (c), the Company also includes its Affiliates.


     11.  Inventions, Ideas, Processes, and Designs. All inventions, ideas,
          -----------------------------------------
processes, programs, software, and designs (including all improvements) (i) conceived or made by the Employee during the course of his employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination or expiration of such employment with the Company and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company. An invention, idea, process, program, software, or design including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company's equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Employee for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company. The Employee shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Company, and the Employee shall be bound by such decision. The Employee shall provide as a schedule to this Employment Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement.

     12.  Indebtedness. If, during the course of the Employee's employment under
          ------------
this Agreement, the Employee becomes indebted to the Company for any reason, the Company may, if it so elects, set off any sum due to the Company from the Employee and collect any remaining balance from the Employee.


     13.  Assignability. The rights and obligations of the Company under this
          -------------
Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities (via merger or otherwise) or assets and business of the Company. The Employee's obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

     14.  Severability.
          ------------

          (a) The Employee expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

          (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

     15.  Notices and Addresses. All notices, offers, acceptance and any other
          ---------------------
acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

     To the Company:               Dr. Gregory B. Holmes
                                   SFBC Analytical Laboratories, Inc.
                                   11190 Biscayne Blvd.
                                   North Miami, FL 33181
                                   Facsimile: (305) 895-8616

     With a copy to:               Michael D. Harris, Esq.
                                   Michael Harris, P.A.
                                   1645 Palm Beach Lakes Blvd.
                                   Suite 550
                                   West Palm Beach, FL 33401
                                   Facsimile (561) 478-1817

     To the Employee:              Dr. Allan Xu
                                   809 Fulton Avenue
                                   Lansdale, PA 19446

     With a copy to:               Donald R. Keer, Esq.
                                   Attorney at Law
                                   20 Brinker Drive
                                   Doylestown, PA 18901

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     16.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     17.  Attorney's Fees. In the event that there is any controversy or claim
          ---------------
arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, each party shall be responsible for its own attorney's fee, costs and expenses.

     18.  Governing Law. This Agreement and any dispute, disagreement, or issue
          -------------
of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

     19.  Entire Agreement. This Agreement constitutes the entire Agreement
          ----------------
between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

     20.  Additional Documents. The parties hereto shall execute such additional
          --------------------
instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

     21.  Section and Paragraph Headings. The section and paragraph headings in
          ------------------------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     22.  Indemnity. The Company shall indemnify the Employee against expenses
          ---------
(including attorneys fees), judgment, fines, and amounts paid in settlement arising out of his services as an officer or director of the Company to the extent provided by the Florida Business Corporation Act. Notwithstanding the indemnification provided for by this Section 22, such indemnity shall not include any expenses, liabilities or losses incurred by the Employee relating to or arising from any proceeding in which the Company asserts a direct claim (as opposed to a stockholders' derivative action) against the Company, whether such claim by the Company is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise. Additionally, the Employee shall be covered on the Parent's directors' and officers' liability insurance policy.

     23.  Arbitration. Except for a claim for equitable relief pursuant to
          -----------
Section 9 hereof, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Miami-Dade County, Florida (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

     IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

                                        SFBC ANALYTICAL LABORATORIES, INC.


____________________________________    By:____________________________________
                                           Lisa Krinsky
                                           President

                                        EMPLOYEE:

____________________________________    By:____________________________________
                                             Dr. Allan Xu

                                EXHIBIT 4(f)-1
                                      TO
                             EMPLOYMENT AGREEMENT
                  BETWEEN SFBC ANALYTICAL LABORATORIES, INC.
                                      AND
                                 DR. ALLAN XU

                                    FORM OF
                                PROMISSORY NOTE
                                ---------------

$1,000,000.00                                                    August 20, 2001


FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of SFBC Analytical Laboratories, Inc. (the "Holder") the sum of One Million Dollars ($1,000,000.00). This Note shall bear interest at the minimum rate prescribed by the Internal Revenue Service as of the date of this Note. Principal and interest shall be due and payable in the manner set forth below.

Provided that the Maker is employed on a full-time basis by the Holder pursuant to that certain Employment Agreement dated of even date herewith by and between the Maker and the Holder, the Holder agrees that commencing August 20, 2002 and on each August 20 thereafter, the Holder shall forgive Two Hundred Thousand Dollars ($200,000.00) of the outstanding principal balance and accrued interest until the Note is paid in full.

In the event that the Maker is no longer employed by the Holder for any reason whatsoever, any remaining principal outstanding and accrued interest shall be immediately due and payable in full after the termination of Maker's employment (the "Due Date").

Interest on the remaining principal balance existing from and after the Due Date shall accrue at the rate of eighteen (18%) percent per annum or such maximum rate of interest allowable under the laws of the State of Florida.

Payments of remaining principal and default interest to be made by Maker shall be in lawful money of the United States at the offices of the Holder at 11190 Biscayne Boulevard, Miami, FL 33181, or at such other place as may be designated in writing by the Holder. This Note shall be considered in default when payment required to be made hereunder shall not have been made by 5:00 p.m. Miami, Florida time on the Due Date.

The Maker hereby waives demand, presentment, protest, notice of protest, and notice of dishonor. No delay or omission on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude any other or further exercise thereof of any other right or remedy.

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment in protest and, if this Note becomes in default and is placed into the hands of an attorney for collection, to pay reasonable attorney's fees and all other costs for making such collection, provided the Holder is the prevailing party.

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought, with such agreement being effective and binding only upon the parties thereto.

This Note and the Maker's obligations hereunder are secured by a Pledge Agreement between the Maker and the Holder and dated of even date herewith.

This Note shall be governed by and construed in accordance with the laws of the State of Florida with respect to any and all actions related to the Note or the enforcement of the Note without regard to conflict of law principles. In the event that a provision of the Note is deemed prohibited by or held invalid under applicable law, it shall be ineffective to the extent of the prohibition or invalidity, but such prohibition or invalidity shall not invalidate the remainder of such provisions or the remaining provisions of the Note. Wherever in the Note reference is made to the Maker or the Holder, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of the Note shall be binding upon and shall inure to the benefit of such successors and assigns.


                                                  By:

                                                       ________________________
                                                       Dr. Allan Xu

                                EXHIBIT 4(f)-2
                                --------------

                                      TO

                             EMPLOYMENT AGREEMENT
                             --------------------
                  BETWEEN SFBC ANALYTICAL LABORATORIES, INC.
                                      AND
                                 DR. ALLAN XU

                                    FORM OF
                                    -------
                               PLEDGE AGREEMENT
                               ----------------

     THIS PLEDGE AGREEMENT (the "Agreement"), made and entered into this 20th day of August, 2001, by and between Dr. Allan Xu ("Pledgor") and SFBC Analytical Laboratories, Inc. (the "Lender").

     WHEREAS, Pledgor is indebted to Lender, which indebtedness is represented by a promissory note (the "Note") from Pledgor to Lender dated of even date herewith, in the original principal sum of One Million and No/100 dollars ($1,000,000.00) (the "Loan"); and

     WHEREAS, Lender has required the execution of this Agreement as collateral security to secure the Loan;

     NOW, THEREFORE, in order to secure the Loan of the Lender as aforesaid, and for good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto agree as follows:

     1.   Security Interest.
          -----------------

          (a) As collateral security for the Loan as described above, Pledgor hereby grants to Lender, and Lender shall have a security interest in 106,389 shares of common stock of the SFBC International, Inc. ("SFBC") issued in the name of Pledgor (the "Shares"). Simultaneously with the execution of this Agreement, Pledgor will deliver the Shares to Lender along with a duly executed stock power, endorsed in blank.

          (b) Lender shall also have a security interest in all securities and other property, rights or interests of any description at any time issued or issuable as an addition to, in substitution or exchange for, or with respect to the Shares, including without limitation, (i) shares issued as dividends or as the result of any change in the name of Pledgor, or (ii) any reclassification, or any split-up or other corporate reorganization, collectively referred to as the "New Shares." Pledgor will promptly deliver to Lender duly executed stock powers for any New Shares.

          (c)  Pledgor represents and warrants that:

               (i) Pledgor is the sole beneficial and record owner of the Shares;

               (ii) the Shares are free and clear of all liens, pledges, charges, encumbrances, security interest or right or option of any third person to purchase or otherwise acquire any of the Shares and Pledgor has the unrestricted right to pledge the Shares as contemplated hereby;

               (iii) Pledgor possesses the voting rights in the Shares, and will possess the voting rights, if any, in any New Shares free and clear of any restrictions; and

               (iv) the Shares are not subject to any restriction on sale, transfer, assignment or hypothecation other than such restrictions as arise out of non-registration thereof or pursuant to that certain Lock-Up and Indemnification Agreement dated of even date herewith by and between the Lender and Pledgor (the "Lock-Up Agreement") a copy of which is set forth on Exhibit A.
                                                                      ---------

     2.   Disposition of Collateral. As each installment of the Loan is repaid,
          -------------------------
the Lender shall release its rights and interests in 20% of the Shares originally issued to Pledgor pursuant to that certain Merger Agreement dated of even date herewith by and between the Lender and Pledgor; subject, however, to
                                                          -------  -------
any further restrictions set forth in the Lock-Up Agreement. Any released Shares which are no longer subject to the restrictions of the Lock-Up Agreement, shall be returned to Pledgor and this instrument shall be void and of no further affect with respect to such released Shares.

     3.   Default.
          -------

          (a) Pledgor shall be in default under this Agreement upon the happening of any of the following events or conditions:

               (i)   The occurrence of a default under the Note;

               (ii) Default in the payment or performance of any obligation, covenant, agreement or liability under this Agreement;

               (iii) Any warranty, representation, or statement made or furnished to Lender by or on behalf of Pledgor or any other person in connection with the Loan proves to have been false in any material respect when made or furnished; or

               (iv) Sale, or further encumbrance to or of any portion of the Shares without the prior written consent of the Lender, or the making of any levy, seizure, or attachment thereof or thereon.

          (b) The remedies of Lender as provided herein and in the other documents and instruments executed in connection with the Loan, may be exercised in any order and shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

          (c) Upon the occurrence of any such default or at any time thereafter, Lender may, at its option, declare the Loan secured hereby immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become and be due and payable without demand or notice (but with such adjustments, if any, with respect to interest or other charges and may be provided for in the Note or other writing evidencing such
Loan), and Lender shall have and may exercise from time to time any and all rights and remedies of a secured party under the Uniform Commercial Code (including, without limitation, the right to sell or liquidate any or all of the Shares without notice and to apply the proceeds to the Loan in any order of priority as the Lender sees fit) and any and all rights and remedies available to it under any other applicable law, and in addition, all right, title and interest in the Shares shall, at the option of the Lender, be transferred to Lender and Lender shall in that event be and become the registered and beneficial owner of the Shares subject to any applicable state and federal securities laws, and Pledgor shall cease to have any further interest therein.

     4.   Voting Rights. Voting rights with respect to the Shares shall remain
          -------------
with Pledgor until a default occurs and the Lender gives notice of such default to Pledgor. The Lender may exercise any rights available under the Florida Uniform Commercial Code, or, alternatively, Lender may, by notice to Pledgor, transfer to Lender the pledged Shares at a rate equal to the average of the last five days closing price of the Shares on the Nasdaq Stock Market or other principal market. Upon receipt of such notice of Lender's election to transfer the Shares, SFBC's transfer agent shall immediately transfer the Shares into the name of Lender on the books and records of SFBC and issue new certificates evidencing the transfer without any further action or consent necessary from Pledgor (including a medallion signature guarantee) to effectuate the transfer. This Agreement serves as authorization to SFBC's transfer agent to transfer the Shares into the name of the Lender in the event of default.

     5.   Miscellaneous Provisions.
          ------------------------

          (a) This Agreement shall remain in full force and effect as long as any of the Loan shall remain unpaid in whole or in part.

          (b) Pledgor, without the written consent of Lender, shall not assign or grant any other security interest in the Shares being pledged herein.

          (c) Until the Loan is paid in full or until the Shares are released, transferred or otherwise disposed of pursuant to the terms of this Agreement, or according to law, the Shares shall be kept by Lender in Miami-Dade County, Florida.

          (d) In its discretion, the Lender may, at any time, take any one or more of the following actions, without liability, except to account for property actually received by it:

               (i) after default hereunder, make any compromise or settlement deemed advisable with respect to any of the Shares; and

               (ii) take or release any other collateral as security for the loan.

          (e) The Lender shall be under no duty to exercise or to withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Lender in this Agreement, and shall not be responsible for any failure to do so or delay in so doing; nor shall the Lender be responsible for any decline in value of any of the Shares.

          (f) The Lender shall exercise reasonable care in the custody and preservation of the Shares and shall always be deemed to have exercised reasonable care if it takes such action in that connection as Pledgor shall reasonably request in writing, but no omission to comply with any request of Pledgor shall, of itself, be deemed a failure to exercise reasonable care. Without limiting the generality of the foregoing, the Lender shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any of the Shares nor for informing the undersigned with respect to any thereof. The Lender shall not be bound to take any steps necessary to preserve any rights in the Shares against prior parties, and Pledgor shall take all necessary steps for such purposes.

          (g) Pledgor shall promptly deliver to the Lender all written notices, and shall promptly give the Lender written notice of any other notices received by it with respect to the Shares.

          (h) Pledgor hereby notifies Lender's transfer agent that any New Shares shall be delivered directly to the Lender until such time as Lender shall otherwise notify the transfer agent.

     6.   Entire Agreement. This Agreement constitutes the entire Agreement
          ----------------
between the parties and supersedes all prior oral or written agreements regarding the same subject matter.

     7.   Severability. In the event any parts of this Agreement are found to be
          ------------
void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

     8.   Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

     9.   Arbitration. Any controversy, dispute or claim arising out of or
          -----------
relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Miami, Florida, (unless the parties agree in writing to a different location) before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

     10.  Benefit. This Agreement shall be binding upon and inure to the benefit
          -------
of the parties hereto and their legal representatives, successors and assigns.

     11.  Notices and Addresses. All notices, offers, acceptance and any other
          ---------------------
acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

     The Lender:                        Dr. Gregory B. Holmes
                                        SFBC Analytical Laboratories, Inc.
                                        11190 Biscayne Boulevard
                                        Miami, Florida 33181
                                        Facsimile: (305) 895-8616
     with a copy to:                    Michael D. Harris, Esq.
                                        Michael Harris, P.A.
                                        1645 Palm Beach Lakes Boulevard
                                        Suite 550
                                        West Palm Beach, Florida 33401
                                        Facsimile: (561) 478-1817

     The Pledgor:                       Dr. Allan Xu
                                        c/o 113 Dickerson Road, Unit 6
                                        North Wales, Pennsylvania 19454
                                        Facsimile: (215) 699-8848

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

     12.  Attorney's Fees. In the event that there is any controversy or claim
          ---------------
arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

     13.  Governing Law. This Agreement and any dispute, disagreement, or issue
          -------------
of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Florida.

     14.  Oral Evidence. This Agreement constitutes the entire Agreement between
          -------------
the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

     15.  Additional Documents. The parties hereto shall execute such additional
          --------------------
instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

     16.  Section Headings. Section headings herein have been inserted for
          ----------------
reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.


                                        SFBC Analytical Laboratories, Inc.

________________________________        By:  ___________________________________
                                             Lisa Krinsky, M.D.
________________________________             President



________________________________        By:  ___________________________________
                                             Dr. Allan Xu
________________________________

                                   EXHIBIT D
                                   ---------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

           FORM OF LOCK-UP AND INDEMNIFICATION AGREEMENT WITH DR.XU
           --------------------------------------------------------

                                August 20, 2001


SFBC International, Inc.
11190 Biscayne Blvd.
Miami, Florida  33181

SFBC Analytical Laboratories, Inc.
11190 Biscayne Blvd.
Miami, Florida  33181

     Re:  Indemnification and Lock-Up Agreement
          -------------------------------------

Ladies and Gentlemen:

     This agreement is entered into in order to induce SFBC International, Inc. and SFBC Analytical Laboratories, Inc. (collectively, "SFBC") to enter into an Agreement and Plan of Merger ("Merger Agreement") with KeyStone Analytical Laboratories, Inc. ("KAL"), including in connection therewith, the issuance of common stock of SFBC International, Inc. (the "Common Stock") to Dr. Allan Xu ("Dr. Xu"). Dr. Xu intending to be legally bound hereby agrees as follows (capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Merger Agreement):

     1.  Indemnification Against Undisclosed Liabilities of KAL.  The
         ------------------------------------------------------
undersigned agrees, jointly and severally, to indemnify, defend and hold harmless SFBC from and against any and all claims, demands, losses, expenses, attorney fees and expenses, settlements, lawsuits, actions, penalties, causes of action, judgments, damages and liabilities which may occur in connection with a breach of the Merger Agreement (the "Liabilities") insofar as such Liabilities arise from or are related to KAL in any way or manner as of the Effective Date and which are not disclosed to SFBC in writing, or which arise from other breaches of KAL's representations and warranties contained in the Merger Agreement (any, a "Breach"), and for which SFBC suffers loss or damage as a result; however, Dr. Xu shall only be liable to the extent that he had actual knowledge of the Breach or in the exercise of reasonable diligence should have discovered the Breach. In such event, the undersigned as liquidated damages agrees that any shares of Common Stock received by the undersigned pursuant to the Merger Agreement which have not been released from the Lock-Up provisions of
Section 3 below, shall remain restricted through the period of the Lock-Up until the undersigned has fully compensated SFBC for any such loss or damage, including but not limited to the cost and expense of litigation and attorneys fees and expenses, if any.

     2.  Such joint and several liability shall be limited as follows:

         (a) from August 20, 2001 through and including August 19, 2002, to the maximum aggregate amount of $500,000,

         (b) from August 20, 2002 through and including August 19, 2004, to the maximum aggregate amount of $250,000.

     As of August 20, 2004, Dr. Xu shall be released from the terms of this Agreement without the requirement of notice. The foregoing limitation on liability shall constitute the overall, maximum aggregate liability of Dr. Xu and the other KAL Stockholders in any way arising under or in connection with the Merger Agreement and the transaction contemplated therein, irrespective of their fault or negligence.

     3.  Lock-Up.
         -------

         (a) On or after October 12, 2001, SFBC International, Inc. acknowledges that Dr. Xu may sell, transfer or otherwise dispose of 20% of the Common Stock acquired as of the Effective Date, subject to Dr. Xu's agreement to Lock-Up (defined below) the remaining 80% pursuant to the terms of this Section 2 and as provided in Section 1.

         (b) Dr. Xu agrees that he shall not, without the prior written consent of SFBC International, Inc., directly or indirectly, offer to sell, sell, grant an option or the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any Common Stock issued by SFBC International, Inc. to the undersigned solely in connection with the Merger Agreement,, except in accordance with Section 2(c) hereof (the "Lock Up").

         (c) Dr. Xu agrees that beginning October 12, 2002, and on each October 12 thereafter until October 12, 2005 (the "Lock-Up Period"), 20% of the Common Stock originally issued to him by SFBC International, Inc. pursuant to the Merger Agreement or to which Dr. Xu becomes entitled to as a result of any subsequent stock split, stock dividend or recapitalization, shall be released from the Lock-Up provision of Section 2(b) above, and may be sold, transferred to or otherwise disposed of by him, provided, however, that such Common Stock is
                                    --------  -------
not further restricted pursuant to the provisions of Section 1 above.

     4.  Restrictive Legend.  In order to enable the aforesaid covenants, Dr. Xu
         ------------------
hereby consents to the placing of legends and/or stop transfer orders with the transfer agent for SFBC International, Inc. with respect to any of the Common Stock issued to him in the Merger Agreement.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the choice of law or conflicts of laws principles.


                                         Very truly yours,



                                         ________________________________
                                         Allan Xu

We hereby agree to the foregoing
dated as of the date first above written:

SFBC International, Inc.

By:  __________________________________________
     Arnold Hantman, Chief Executive Officer

SFBC Analytical Laboratories, Inc.

By:  __________________________________________
     Lisa Krinsky, M.D., President

                                   EXHIBIT E
                                   ---------

                AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                     KEYSTONE ANALYTICAL LABORATORIES, INC.

         FORM OF INDEMNIFICATION AGREEMENT WITH OTHER KAL STOCKHOLDERS
         -------------------------------------------------------------


                                                  August 20, 2001


SFBC International, Inc.
11190 Biscayne Blvd.
Miami, Florida 33181

SFBC Analytical Laboratories, Inc.
11190 Biscayne Blvd.
Miami, Florida 33181

     Re:  Indemnification Agreement
          -------------------------

Ladies and Gentlemen:

     This agreement is entered into in order to induce SFBC International, Inc. and SFBC Analytical Laboratories, Inc. (collectively, "SFBC") to enter into an Agreement and Plan of Merger ("Merger Agreement") with KeyStone Analytical Laboratories, Inc. ("KAL"), including in connection therewith, the issuance of common stock of SFBC International, Inc. (the "Common Stock") to the undersigned transferee ("Transferee"). The Transferee intending to be legally bound hereby agrees as follows (capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Merger Agreement):

     1.  Indemnification Against Undisclosed Liabilities of KAL. The Transferee
         ------------------------------------------------------
agrees, jointly and severally, to indemnify, defend and hold harmless SFBC from and against any and all claims, demands, losses, expenses, attorney fees and expenses, settlements, lawsuits, actions, penalties, causes of action, judgments, damages and liabilities which may occur in connection with a breach of the Merger Agreement (the "Liabilities") insofar as such Liabilities arise from or are related to KAL in any way or manner as of the Effective Date and which are not disclosed to SFBC in writing, or which arise from other breaches of KAL's representations and warranties contained in the Merger Agreement (any, a "Breach"), and for which SFBC suffers loss or damage as a result; however, the Transferee shall only be liable to the extent that he or she had actual knowledge of the Breach or in the exercise of reasonable diligence should have discovered the Breach.

     2.   Such joint and several liability shall be limited as follows:

          (a) from August 20, 2001 through and including August 19, 2002, to the maximum aggregate amount of $500,000,

          (b) from August 20, 2002 through and including August 19, 2004, to the maximum aggregate amount of $250,000.

     As of August 20, 2004, the Transferee shall be released from the terms of this Agreement without the requirement of notice. The foregoing limitation on liability shall constitute the overall, maximum aggregate liability of the Transferee and the other KAL Stockholders (including Dr. Allan Xu) in any way arising under or in connection with the Merger Agreement and the transaction contemplated therein, irrespective of their fault or negligence.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without giving effect to the choice of law or conflicts of laws principles.

                                         Very truly yours,

                                         "Transferee"

                                          __________________________




We hereby agree to the foregoing
dated as of the date first above written:

SFBC International, Inc.

By:  ________________________________________
     Arnold Hantman
     Chief Executive Officer

SFBC Analytical Laboratories, Inc.

By:  ________________________________________
     Lisa Krinsky, M.D.
     President

                                   EXHIBIT F
                                   ---------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                           FORM OF INVESTMENT LETTER
                           -------------------------


August 20, 2001


SFBC International, Inc.
11190 Biscayne Boulevard
Miami, Florida 33181

Attention:  Arnold Hantman, Chief Executive Officer

     Re:  SFBC International, Inc./Stock Transfer

Dear Sirs:

     This will confirm my representation to you and my agreement with you in connection with my acquisition of shares (the "Shares") of the common stock of SFBC International, Inc. (the "Company"), a Delaware corporation as part of the merger consideration acquired through SFBC Analytical Laboratories, Inc.

     1. Prior to my acquisition of these Shares, I have reviewed the operations of the Company and in this connection the Company offered me access to the same information concerning it which would be contained in a prospectus meeting the requirements of (S)10 to the Securities Act of 1933 ("Securities Act"), (S)517.061(11)(a)3 of the Florida Securities and Investor Protection Act ("Florida Act") and Rule 3E-500.05 thereunder, and other applicable state securities laws. In connection therewith, I furnished you with information, upon which you have relied, in support of my advice to you that I am a substantial investor and able to bear the risk of the loss of my entire investment. In addition, I have the knowledge and experience in business matters so that I am capable of evaluating the merits and risks involved with my acquisition of the Shares. Alternatively, in making such acquisition I relied upon the advice of ______________________________________ as to the appropriateness of such investment and such person has the knowledge and experience in business matters so as to be capable of evaluating the merits and risks involved with the acquisition of the Shares.

     2. I have acquired the Shares for my own account. You have advised me that the transfer of the Shares to me will not be registered under the Securities Act, the Florida Act, and other applicable state securities laws, and that in not registering the Shares you have relied upon my representations to you set forth in this letter. The Shares were acquired by me for my own account for investment and not with a view to, or for resale in connection with, the distribution thereof. I have no present intention of reselling or distributing them after any period of time. I do not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such persons or to any third person any of the Shares. My acquisition of the Shares for investment is consistent with my financial needs. Notwithstanding the foregoing, upon effectiveness of the Registration Rights Agreement, I may sell my Shares as provided therein.

     3. I shall make no disposition at any time of any of the Shares in contravention of the provisions of the Securities Act, the Florida Act, or rules thereunder.

     4. I shall make no disposition of any of the Shares unless and until (i) notice of the proposed disposition shall have been given to the Company and (ii) the Company shall have received the written opinion of its counsel to the effect that (a) the proposed disposition will not be in contravention of any of the registration provisions of the Securities Act, the Florida Act, and other applicable state securities laws or (b) appropriate action necessary for compliance with the registration provisions of the Securities Act, Florida Act and other applicable state securities laws has been taken.

     5. I have reviewed the Merger Agreement by and among the Company, SFBC Analytical Laboratories, Inc. and KeyStone Analytical Laboratories, Inc. with exhibits and schedules attached. As a stockholder of KeyStone Analytical Laboratories, Inc., I voted for the merger (or executed a written consent in favor of the merger).

     6. I hereby authorize the Company to imprint an appropriate restrictive legend on the certificates representing the Shares acquired by me.


Dated: August 20, 2001        Very truly yours,


                              ________________________________________
                              Print Name
                              Address:   __________________________

                                         __________________________

                                         __________________________

                                  EXHIBIT G-1


               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                        FORM OF OPINION OF KAL COUNSEL

                                August 20, 2001


SFBC International, Inc.
SFBC Analytical Laboratories, Inc.
11190 Biscayne Blvd.
Miami, FL  33181
Attention:  Mr. Arnold Hantman

     Re:  Agreement and Plan of Merger
          ----------------------------

Dear Sirs:

     We have acted as counsel to Keystone Analytical Laboratories, Inc., a Pennsylvania corporation ("KAL") and its Stockholders in connection with that certain Agreement and Plan of Merger by and among KAL, SFBC International, Inc., a Delaware corporation (the "Parent") and SFBC Analytical Laboratories, Inc., a Florida corporation ("Sub") dated as of August 20, 2001, together with all schedules and exhibits attached thereto (the "Merger Agreement"). We are providing this opinion to you pursuant to Section 6.1.12 of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

     We do not express any opinion concerning any law other than the laws of the State of Pennsylvania and the federal law of the United States to the extent applicable. This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions and limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

     In rendering the following opinions, we have reviewed copies of each of the following documents:

     1.   The Merger Agreement, including the schedules and exhibits thereto;

     2. Certificate of Good Standing evidencing status of KAL and issued by the Secretary of State for the State of Pennsylvania for KAL dated July 26, 2001;

     3. Articles of Incorporation of KAL certified by the Secretary of State for the State of Pennsylvania on July 26, 2001 to be a true and complete copy of such Articles of Incorporation, as amended;

     4. Bylaws of KAL certified by the Secretary of KAL dated as of July 26, 2001 to be a true and complete copy of the Bylaws, as amended;

     5. Certificate of Tax Good Standing of KAL issued by the Secretary of State for the State of Pennsylvania;

     6. Unanimous consent of the board of directors of KAL with respect to the Merger Agreement (including all exhibits and schedules thereto) duly adopted at a meeting of the board of directors of KAL held on August 20, 2001;

     7. Unanimous consent of the stockholders of KAL which included an acknowledgment by the stockholders of their receipt of the Merger Agreement (including all exhibits and schedules thereto) and their approval of the same at a special meeting of the stockholders held on August 20, 2001;

     8. Officers' Certificate for KAL dated August 20, 2001 as to certain factual matters;

     9. Articles of Merger dated as of the date hereof, between Sub and KAL to be filed with the Secretary of State for the State of Pennsylvania;

     10. Forms required to be filed with the Secretary of State of the State of Pennsylvania to effectuate a merger between a Pennsylvania domestic and a qualified foreign corporation under the laws of the State of Pennsylvania; and

     11. Such other agreements and documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     The Merger Agreement and the Articles of Merger and the forms required to the filed with the Secretary of State of Pennsylvania in item 11 above, are collectively referred to as the "Transaction Documents".

     In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we deemed necessary for the purposes of the opinion herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. As to certain questions of fact material to our opinion, we have also relied on statements of officers and other representatives of KAL.

     We have relied upon and assumed the truth and accuracy of the representations made in the Merger Agreement, and have not made any independent investigation or verification of any factual matters stated or represented therein except as otherwise stated. Whenever our opinion or confirmation herein with respect to the existence or absence of facts is indicated to be based upon our knowledge or belief, it is intended to signify that, during the course of our representation of KAL no information has come to the attention of the attorneys who participated in the representation which would give us actual knowledge of the existence of absence of such facts. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence of absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of KAL.

     We have further assumed with your permission:

     The genuineness of all signatures, the legal capacity and competency of natural persons executing the Merger Agreement, whether on behalf of themselves or other persons or entities, the authenticity of all documents submitted to us or originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies;

     The documents that have been or will be executed and delivered in consummation of the transactions contemplated by the Merger Agreement are or will be identical in all material and relevant respects with the copies of the documents we have examined and on which this opinion is based;

     Each of the Parent and Sub (i) has been organized, is validly existing, active and is in good standing under its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into, execute, deliver, receive and perform the Merger Agreement and the Articles of Merger;

     The entry into, execution, delivery, receipt, and performance of (i) the Merger Agreement by the Parent and Sub, and the Articles of Merger by Sub, are each authorized by all requisite action on the part of each of them;

     Each of the Merger Agreement and Articles of Merger has been or will be duly entered into, executed, received and delivered by the Parent and Sub, and by the Sub, respectively, and upon such execution and delivery constitute the legal, valid and binding obligations of each of them so that all of such instruments have mutuality of binding effect;

     The provisions of the Merger Agreement which are expressly stated to be governed by the laws of any state other than the State of Pennsylvania constitute the valid, legal, binding and enforceable obligations of the parties thereto in accordance with the terms thereof under the laws of such other state, and insofar as the laws of such other state may be applicable to any matters opined upon herein, such laws are identical to the laws of Pennsylvania applied by us herein;

     Each party to the Merger Agreement will at all times exercise its rights and remedies under the Merger Agreement in good faith and in a manner which is commercially reasonable, and full and adequate consideration has been given for the undertakings of KAL under the Merger Agreement;

     The execution and delivery of the Merger Agreement by all parties thereto will be free of intentional or unintentional mistake, misrepresentation, concealment, fraud, undue influence, duress or criminal activity;

     Each of the Transaction Documents has been appropriately completed, executed and delivered in the form submitted to us for review, with all appropriate schedules and exhibits attached and all blanks appropriately completed; and

     All terms and conditions of, or relating to, the transactions described in the Merger Agreement are correctly and completely contained in the Merger Agreement, and the Merger Agreement has not been amended or modified by oral or written agreement or by conduct of the parties thereto.

     Based on the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

     1. KAL is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Pennsylvania.

     2. KAL has all requisite power and authority under Pennsylvania law and has all licenses, permits, and authorizations necessary to own, lease and operate its property and assets and to carry on its business as now conducted, to execute and deliver the Merger Agreement, and to perform its obligations under the Transaction Documents.

     3. On information and belief, based solely on the representations of KAL's executive management, neither the nature of the business carried on by KAL nor its ownership of real or personal property requires KAL to be qualified to do business as a foreign corporation under the laws of any state.

     4. The execution and delivery of the Transaction Documents Agreement by KAL and the performance of its obligations under the Transaction Documents have been duly authorized by all requisite corporate action of KAL including obtaining stockholder approval and approval of the board of directors of KAL, and no other corporate proceedings on the part of KAL are necessary to authorize the execution, delivery and performance of obligations under the Transaction Documents.

     5. The Transaction Documents have been duly executed and delivered and each of them constitutes the legal, valid and binding obligation of KAL and is enforceable against KAL in accordance with its terms.

     6. The execution and delivery of the Transaction Documents and performance by KAL of its obligations and the exercise of rights created thereunder do not or will not (a) violate or conflict with any provision of KAL's Articles of Incorporation, bylaws, or other governing document of KAL (b) violate any provision of law or any order, judgment, or decree of any court or other governmental or regulatory authority applicable to KAL or its business; (c) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or permit any other party to terminate, modify, or cancel or require any notice under any contract, lease, loan agreement, mortgage, security agreement, indenture, license agreement or other agreement or instrument to which KAL is a party or by which it is bound or to which any of its properties or Assets is subject or which would prevent KAL from entering into the Transaction Documents or which would have a Material Adverse Effect on the business of KAL; or (d) result in the imposition of any Security Interest or restrictions on the business or any of KAL's Assets.

     7. To our knowledge after limited investigation, KAL is not a party to any lawsuit or arbitration proceeding, and we have no knowledge of any pending or threatened actions, unasserted claims or assessments, governmental inquiries, or similar matters however denominated, investigations or other proceedings against KAL.

     8. No governmental authorization, notice, consent, approval or filing with any governmental agency is required for the consummation of the transactions contemplated by the Transaction Documents, except for the filing of the Articles of Merger with the Pennsylvania Secretary of State.

     9. Upon the filing of the Articles of Merger-Domestic Business Corporation Form DSCB: 15-1926 (Rev 90), the merger of KAL with and into Sub shall have taken effect pursuant to Pennsylvania law in accordance with the terms of the Merger Agreement.

     10. The authorized shares of KAL are as set forth in the Merger Agreement. All authorized shares are fully paid and non-assessable. To our knowledge, there are no agreements, options, warrants, rights, calls, or commitments of any character to which KAL or any stockholder of KAL is a party or by which KAL or any stockholder of KAL is bound for the issuance, delivery or sale of any additional shares of KAL. To our knowledge, there are no outstanding securities or other instruments convertible into or exchangeable for shares of KAL and no commitments by KAL to issue, deliver or sell such securities or other instruments.

     Each of the opinions set forth above is limited by its terms and subject to the assumptions herein above stated and is further subject to the following qualifications, exceptions and limitations.

     A. The legality, validity and enforceability of the Transaction Documents and the opinion expressed in opinion 6 are subject to the General Qualifications as provided in (S)11 of the Accord, and may be, among other things:

          (i) limited or otherwise affected by bankruptcy, insolvency, reorganization, liquidation, readjustment of debt, receivership, moratorium, fraudulent conveyance, equitable subordination, equity of redemption, recharacterization or other similar legal principles now or hereafter in effect governing or affecting the rights and remedies of debtors and creditors generally, or general principles of equity, regardless of whether considered in a proceeding at law or in equity;

          (ii) limited or otherwise affected by applicable laws or judicial decisions of the State of Pennsylvania which may render certain of the rights, remedies, waivers, and appointments as attorney-in-fact contained therein unenforceable or ineffective, but the inclusion of which do not render the Transaction Documents invalid as a whole or make the remedies generally afforded thereunder inadequate for the practical realization of the principal benefits intended to be provided thereby; and/or

          (iii) subject to the effect of the concepts of good faith and fair dealing, materiality and reasonableness.

Notwithstanding the foregoing and without limiting the generality of the foregoing exceptions, we express no opinion with respect to (a) the availability of the remedies of specific performance or injunctive relief, (b) the availability of ex parte remedies and other self-help or non-judicial relief,
                -- -----
(c) set-off rights, or (d) the legality, validity, binding effect, or enforceability of provisions that provide for an event of default predicted solely upon commencement of bankruptcy, reorganization or similar proceedings with respect to KAL.

     B. Pursuant to (S)19 of the Accord, we have not considered and do not express an opinion with respect to, among other things: (i) any federal or state (including Pennsylvania) tax laws, (ii) any federal or state (including Pennsylvania) securities laws and regulations, or (iii) any federal and state (including Pennsylvania) antitrust laws and regulations. Moreover, we express no opinion and make no statements concerning or with respect to any statutes, ordinances, administrative decisions, rules and regulations of countries, towns, municipalities and special political subdivisions.

     The opinions expressed herein are matters of professional judgment regarding the issues addressed, are no guarantee of result with respect to the transaction and are effective only as of the date hereof. No expansion of our opinions may be or should be made by implication or otherwise. We express no opinion other than as herein expressly set forth. We do not undertake to advise you of any future changes in law or fact that may affect the opinions set forth herein.

     This letter is furnished to you solely in connection with the transactions contemplated by the Merger Agreement and may not be relied upon by you for any other purpose or by any party other than the addressees hereof. The use or reliance upon this opinion letter by any other person or entity without our prior written consent is strictly prohibited.


                                        Very truly yours,

                                        Cruver & Associates, P.C.

                                        By: ___________________________
                                            Donald R. Cruver, President

                                  EXHIBIT G-2
                                  -----------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                    FORM OF SFBC AND SUB OPINION OF COUNSEL

                                August 20, 2001


KeyStone Analytical Laboratories, Inc.
113 Dickerson Road, Unit 6
North Wales, Pennsylvania 19454

     Re:  Agreement and Plan of Merger
          ----------------------------

Ladies and Gentlemen:

     We have acted as counsel to SFBC International, Inc., a Delaware corporation ("SFBC") and SFBC Analytical Laboratories, Inc., a Florida corporation ("Sub") in connection with the Agreement and Plan of Merger by and among KeyStone Analytical Laboratories, Inc., a Pennsylvania corporation ("KAL"), SFBC and Sub dated as of August 20, 2001 (the "Merger Agreement"). We are providing this opinion to you pursuant to Section 6.2.9 of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     We do not express any opinion concerning any law other than the laws of the State of Florida with respect to Sub and SFBC, the State of Delaware solely with respect to SFBC and the laws of the United States of general application to transactions of this nature.

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991 issued by the Business Law Section of the Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

     In rendering the following opinion, we have relied, with your approval, as to factual matters that affect our opinion, solely on our examination of the following documents or certificates and have made no independent verification of the facts asserted to be true and correct in those documents, including the factual representations and warranties contained in the Merger Agreement:

          1.   Merger Agreement;

          2. Registration Rights Agreement dated as of August 20, 2001 between SFBC and the stockholders of KAL;

          3. Employment Agreement dated August 20, 2001 between Sub and Dr. Allan Xu;

          4. Certificate of Incorporation of SFBC, as amended, dated August 13, 2001 certified by the Secretary of State for the State of Delaware to be a true and complete copy of the Certificate of Incorporation, as amended;

          5. Certificate of Good Standing and Legal Existence for SFBC dated August 9, 2001 as certified by the Secretary of State for the State of Delaware;

          6. Certificate of Status for SFBC dated August 10, 2001 as certified by the Secretary of State for the State of Florida as to SFBC's qualification as a foreign corporation authorized to transact business in the State of Florida;

          7. Bylaws of SFBC, as amended, as certified by the secretary of SFBC as of August 20, 2001, to be a true and complete copy of SFBC's Bylaws as of the date hereof;

          8. Articles of Incorporation of Sub dated August 3, 2001 as certified by the Secretary of State for the State of Florida to be a true copy of the Articles of Incorporation;

          9. Bylaws of Sub as certified by the secretary of Sub certified as of August 20, 2001, to be a true and complete copy of Sub's Bylaws as of the date hereof;

          10. Application for Certificate of Authority as date stamped by the Secretary of State of the Commonwealth of Pennsylvania on August 7, 2001 as to Sub's qualification to do business in the Commonwealth of Pennsylvania;

          11. Articles of Merger between KAL and Sub dated August 20, 2001, to be filed with the Secretary of State of the State of Florida;

          12. Resolutions of the board of directors of each of SFBC and Sub each dated as of August 20, 2001 as certified by their respective secretaries thereof authorizing the transaction contemplated by the Merger Agreement; and

          13. Officer's Certificate for SFBC and Sub dated as of August 20, 2001 as to certain factual matters.

     Items 1, 2, 4, 5, 6, 7, 12 and 13 as they refer to and were executed by SFBC shall be referred to as the "SFBC Documents," and Items 1, 3, 8, 9, 10, 11, 12 and 13 as they refer to and were executed by Sub, shall be referred to as the "Sub Documents." The SFBC Documents and the Sub Documents shall collectively be referred to as the "Documents".

     In addition to the assumptions contained in the Report, we have with your consent, assumed that the due execution and delivery of the Secretary's and Officer's Certificates provided by each of SFBC and Sub are true and correct in all respects.

     Based on the foregoing, and subject to the qualifications and limitations stated in this opinion and in the Report, we are of the opinion that:

          1. SFBC and Sub are corporations duly incorporated under the Delaware General Corporation Law and the Florida Business Corporation Act ("FBCA"), respectively, and based solely on their Certificate of Good Standing and Certificate of Status respectively, the status of each is active.

          2. SFBC is required to be qualified as a foreign corporation in the State of Florida and based solely on the Certificate of Status issued by the State of Florida, SFBC is qualified as a foreign corporation to conduct business in the State of Florida.

          3. To our knowledge, after limited investigation, Sub will be required to be qualified as a foreign corporation in the Commonwealth of Pennsylvania and, based solely on information supplied by M. Burr Keim & Company, is qualified as a foreign corporation to conduct business in the Commonwealth of Pennsylvania.

          4. SFBC and Sub have the corporate power and authority to execute and deliver, and perform their respective obligations under the SFBC Documents and the Sub Documents, respectively, each of which have been duly authorized, executed and delivered by each of them, as applicable.

          5. The execution and delivery of the SFBC Documents by SFBC, performance by SFBC of its obligations under the SFBC Documents and the exercise by SFBC of the rights created by the SFBC Documents do not (a) violate SFBC's Certificate of Incorporation or Bylaws or any amendments thereto; (b) to our knowledge constitute a breach of or a default under any agreement or instrument to which SFBC is a party or by which it or its assets are bound, or result in the creation of a mortgage, security interest or other encumbrance upon the assets of SFBC except as set forth in the SFBC Documents; (c) to our knowledge, violate a judgment, a decree or order of any court or administrative tribunal, which judgment, decree or order is binding on SFBC or its assets; or (d) violate any federal, Delaware, or Florida law, or any applicable rule or regulation.

          6. The execution and delivery of the Sub Documents by Sub, performance by Sub of its obligations under the Sub Documents and the exercise by Sub of the rights created by the Sub Documents do not (a) violate Sub's Articles of Incorporation or Bylaws; (b) to our knowledge constitute a breach of or a default under any agreement or instrument to which Sub is a party or by which it or its assets are bound, or result in the creation of a mortgage, security interest or other encumbrance upon the assets of Sub except as set forth in the Sub Documents; (c) to our knowledge, violate a judgment, a decree or order of any court or administrative tribunal, which judgment, decree or order is binding on Sub or its assets; or (d) violate any federal, or Florida law, or any applicable rule or regulation.

          7. Other than in connection with FBCA or the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the

"Exchange Act") and to the best of our knowledge the Pennsylvania Business Corporation Act, neither SFBC nor Sub need give any notice to, or make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for either SFBC or Sub to consummate the transactions contemplated by the Merger Agreement.

          8. To our knowledge: (i) SFBC has made all filings with the Securities and Exchange Commission ("SEC") that it has been required to make under the Securities Act and the Exchange Act. All documents required to be filed as exhibits to the Merger Agreement have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither SFBC nor any of its subsidiaries is in material default of these material contracts; (ii) each of SFBC's SEC Documents has complied in all material respects with the Securities Act and the Exchange Act in effect as of their respective dates; and (iii) none of the SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          9. Subject to the limitations contained in the next paragraph, the SFBC Documents and Sub Documents are the valid and binding obligations of SFBC and Sub, respectively, enforceable against each of them in accordance with their terms under the law of the State of Florida and the federal law of the United States and with respect to SFBC, the law of the State of Delaware.

     Our opinion concerning the validity, binding and effective and enforceability of the Documents means that (a) the Documents constitute an effective contract under applicable law, (b) none of the Documents are invalid in its entirety because of a specific statutory prohibition or public policy and none are subject in its entirety to a contractual defense, and (c) subject to the last sentence of this paragraph, some remedies are available if SFBC or Sub is in material default under the SFBC Documents or Sub Documents, respectively. This opinion does not mean that (i) any particular remedy is available upon a material default, or (ii) every provision of the Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Documents may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules regulations or other laws affecting the enforcement of creditors' rights and remedies generally and the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, consciousability or good faith.

                              Very truly yours,



                              MICHAEL HARRIS, P.A.

                                  EXHIBIT "A"
                               TO OPINION LETTER
                             OFFICER'S CERTIFICATE
                                      OF
                           SFBC INTERNATIONAL, INC.
                                      AND
                      SFBC ANALYTICAL LABORATORIES, INC.


     The undersigned Chief Executive Officer of SFBC International, Inc. ("SFBC"), and Executive Vice President of SFBC and SFBC Analytical Laboratories, Inc. ("Sub") in order to induce Michael Harris, P.A. to issue an opinion ("Opinion") in connection with that certain Agreement and Plan of Merger by and between SFBC, Sub and KeyStone Analytical Laboratories, Inc. ("KAL") (the "Merger Agreement") executed by each of SFBC and Sub, hereby certifies as follows:

          1. SFBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SFBC has all requisite power and authority to own and operate its properties, to carry on its business as it has been and is now being conducted and to execute, deliver and perform its obligations under the SFBC Documents as described in the SFBC Documents and to consummate the transactions contemplated thereby.

          2. SFBC may be required to be qualified as a foreign corporation in the State of Florida, and SFBC is qualified as a foreign corporation to conduct business thereunder.

          3. The Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Sub has all requisite power and authority to own and operate its properties, to carry on its business as it has been and is now being conducted and to execute, deliver and perform its obligations under the Merger Agreement and consummate the transactions contemplated thereby.

          4. Each of SFBC and Sub has authorized the execution, delivery and performance of the Merger Agreement and related documents and agreements thereunder by all necessary corporate action.

          5. The following officers of the Company are authorized and empowered to execute and deliver the Merger Agreement and related documents and agreements thereunder on behalf of the Company:

Entity                                  Name                          Title
------                                  ----                          -----
SFBC International, Inc.                Arnold Hantman                Chief Executive Officer and Treasurer

                                        Lisa Krinsky, M.D.            President and Secretary
                                        Dr. Gregory B. Holmes         Executive Vice President

SFBC Analytical Laboratories, Inc.      Lisa Krinsky, M.D.            President and Secretary
                                        Dr. Gregory B. Holmes         Executive Vice President
                                        Arnold Hantman                Treasurer


          6. The execution and delivery of the SFBC Documents by SFBC and the Sub Documents by Sub and the performance by each of them of their respective obligations thereunder will not (a) violate SFBC's or Sub's charter or Bylaws, as amended (as applicable); (b) constitute a breach of or a default under any agreement or instrument to which either SFBC or Sub are a party or by which either of them or their respective assets are bound, or result in the creation of a mortgage, security interest or other encumbrance upon the assets of either of them except as set forth in the Merger Agreement; or (iii) violate a judgment, a decree or order of any court or administrative tribunal, which judgment, decree or order is binding on either of them or their respective assets.

          7. Except as set forth in the Merger Agreement, I have no knowledge of any pending or threatened actions, claims, investigations or other proceedings against either SFBC or Sub.

          8. The execution, delivery and performance by SFBC of the SFBC Documents and Sub of the Sub Documents and the consummation of the transactions contemplated thereby have been duly and validly authorized by the corporate actions of each of them. The Merger Agreement is valid and binding upon each of SFBC and Sub and enforceable against each of them in accordance with its terms.SFBC International, Inc.

Dated:  August ____, 2001               By:  _________________________
                                               Arnold Hantman
                                               Chief Executive Officer

                                        By:  _________________________
                                               Dr. Gregory B. Holmes
                                               Executive Vice President

                                        SFBC Analytical Laboratories, Inc.

Dated:  August ____, 2001               By:  _________________________
                                               Dr. Gregory B. Holmes
                                               Executive Vice President

                                 SCHEDULE 3.1

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                 ORGANIZATION, QUALIFICATION AND POWER OF KAL
                 --------------------------------------------

                 Dr. Allan Xu                President

                 Shang-Jaw Chiou             Treasurer

                 Carl Kwan-Hsi Chiou         Secretary


                 Shang-Jaw Chiou             Director

                 Dr. Allan Xu                Director

                 Carl Kwan-Hsi Chiou         Director

                                 SCHEDULE 3.2

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                             CAPITALIZATION OF KAL
                             ---------------------

                                                Percentage of
                                                -------------
     Name                        Shares Held    Outstanding
     ----                                       -----------

     Allan Xu                     8              8.10%

     Carl Kwan-Hsi Chiou          4              9.05%

     Shang-Jaw Chiou              4              9.52%

     Je-Min Charles Hsu           2              9.52%

     Miao-Hsun L. Sheng           2              9.52%

     Christine K. Chiou           1              4.76%
                                ___             _____

                                 21               100%

                                 SCHEDULE 3.7

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                          FINANCIAL STATEMENTS OF KAL
                          ---------------------------

See attached.


                                          KeyStone Analytical Laboratories, Inc.
--------------------------------------------------------------------------------

                                                            Financial Statements

                                                               December 31, 2000


C O N T E N T S

                                                                            Page
--------------------------------------------------------------------------------
INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS

     Balance Sheet                                                           2

     Statements of Income                                                    3

     Statements of Changes in Stockholders' Equity                           4

     Statements of Cash Flows                                                5

     Notes to Financial Statements                                         6 - 9


INDEPENDENT AUDITORS' REPORT
--------------------------------------------------------------------------------

To the Board of Directors and Stockholders
SFBC International, Inc.
Miami, Florida

We have audited the accompanying balance sheet of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and the related statements of income, changes in stockholders' equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                                                           KAUFMAN, ROSSIN & CO.

Miami, Florida
July 13, 2001


KEYSTONE ANALYTICAL LABORATORIES, INC
BALANCE SHEET
DECEMBER 31, 2000
================================================================================

ASSETS
================================================================================

CURRENT ASSETS
  Cash                                                                $  115,445
  Accounts receivable                                                  1,089,260
--------------------------------------------------------------------------------
     Total current assets                                              1,204,705

PROPERTY AND EQUIPMENT, NET                                              620,961
--------------------------------------------------------------------------------

  TOTAL ASSETS                                                        $1,825,666
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
================================================================================

CURRENT LIABILITIES
  Accounts payable and accrued expenses                               $   24,166
  Dividends payable                                                       30,000
  Income taxes payable                                                    63,466
  Deferred income taxes                                                  423,000
--------------------------------------------------------------------------------
     Total current liabilities                                           540,632
--------------------------------------------------------------------------------

DEFERRED INCOME TAXES                                                     34,000

LEASE COMMITMENTS

STOCKHOLDERS' EQUITY
  Common stock, no par value, 100 shares authorized,
     21 shares issued and outstanding                                    280,000
  Retained earnings                                                      971,034
--------------------------------------------------------------------------------
     Total stockholders' equity                                        1,251,034
--------------------------------------------------------------------------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $1,825,666
================================================================================


KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

                                                          2000           1999
================================================================================
REVENUE                                                $2,028,905     $1,615,180
--------------------------------------------------------------------------------

OPERATING EXPENSES
  Chemicals and lab supplies                              164,674        136,300
  Depreciation                                            202,561        148,925
  Health insurance                                         22,202         13,261
  Office supplies                                          19,320          8,298
  Officers' compensation                                  714,510        577,440
  Payroll taxes                                            39,818         36,477
  Professional services                                    81,483         26,112
  Rent                                                     28,532         27,702
  Repairs and maintenance                                  26,227          1,697
  Salaries and wages                                      204,534        149,316
  Travel and entertainment                                 13,980          9,812
  Utilities                                                17,631          8,543
  Other                                                    19,374         17,107
--------------------------------------------------------------------------------
     Total operating expenses                           1,554,846      1,160,990
--------------------------------------------------------------------------------

INCOME FROM OPERATIONS                                    474,059        454,190

OTHER INCOME
  Interest income                                          27,493          8,159
--------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                501,552        462,349

INCOME TAXES                                              199,000        187,300
--------------------------------------------------------------------------------

NET INCOME                                             $  302,552     $  275,049
================================================================================


KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

                                                    Common        Retained
                                                    Stock         Earnings        Total
==========================================================================================
Balances - December 31, 1998                      $280,000       $ 498,433      $  778,433

Net income - 1999                                        -         275,049         275,049
------------------------------------------------------------------------------------------

Balances - December 31, 1999                       280,000         773,482       1,053,482

Dividends declared                                       -        (105,000)       (105,000)

Net income - 2000                                        -         302,552         302,552
==========================================================================================

Balances - December 31, 2000                      $280,000       $ 971,034      $1,251,034
==========================================================================================


KEYSTONE ANALYTICAL LABORATORIES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999
================================================================================

                                                                          2000            1999
================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                          $   302,552    $   275,049
------------------------------------------------------------------------------------------------
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation                                                         202,561        148,925
     Changes in operating assets and liabilities:
       Accounts receivable                                               (107,945)      (590,056)
       Prepaid expenses                                                    43,673        (37,743)
       Accounts payable and accrued expenses                              (12,094)        24,687
       Income taxes payable                                                63,466              -
       Deferred income taxes                                               76,000        185,000
------------------------------------------------------------------------------------------------
          Total adjustments                                               265,661       (269,187)
------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                     568,213          5,862

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                   (458,391)       (86,059)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                                          (75,000)             -
------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                                            34,822        (80,197)

CASH AT BEGINNING OF PERIOD                                                80,623        160,820
------------------------------------------------------------------------------------------------

CASH AT END OF PERIOD                                                 $   115,445    $    80,623
================================================================================================

Supplemental Disclosures:
------------------------------------------------------------------------------------------------

  Income taxes paid                                                   $    60,000    $    46,000
================================================================================================

Supplemental Disclosures of Non-Cash Financing Activities:
------------------------------------------------------------------------------------------------

  Dividends declared but not paid                                     $    30,000    $         -
================================================================================================


KEYSTONE ANALYTICAL LABORATORIES, INC.
NOTES TO FINANCIAL STATEMENTS
================================================================================
--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

          Business Activity

          KeyStone Analytical Laboratories, Inc. ("the Company") is a private contract laboratory located in North Wales, Pennsylvania providing analytical services and method development to pharmaceutical and chemical companies.

          Revenue and Cost Recognition

          Revenues from contracts are generally recognized on the percentage-of-completion method of accounting. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

          Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material.

          Included in accounts receivable are unbilled amounts, which represent revenues recognized in excess of amounts billed.

          Cash

          The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

          Property and Equipment

          Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

          Depreciation

          Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, which are as follows:

               Furniture and fixtures                                3 - 5 years
               Laboratory and computer equipment                     3 - 5 years


--------------------------------------------------------------------------------
NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
--------------------------------------------------------------------------------

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

          Concentration of Credit Risk

          Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. At December 31, 2000, an allowance for doubtful accounts was not deemed necessary.

          Income Taxes

          The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

--------------------------------------------------------------------------------
NOTE 2.   MAJOR CUSTOMERS
--------------------------------------------------------------------------------

          During 2000 and 1999, five customers accounted for 84% of revenue and two customers accounted for 79% of revenue, respectively. The loss of these customers could significantly impact the operating results of the Company.

          Individual accounts receivable balances at December 31, 2000 in excess of 10% of total accounts receivable are as follows:

                                                                   % of Accounts
                                               Amount               Receivable
--------------------------------------------------------------------------------
Customer A                                    $335,899                   31%
Customer B                                    $278,371                   26%
Customer C                                    $143,340                   13%


--------------------------------------------------------------------------------
NOTE 3.   ACCOUNTS RECEIVABLE
--------------------------------------------------------------------------------

          Accounts receivable consisted of the following at December 31, 2000:

          Accounts receivable - billed                                          $  753,361
          Accounts receivable - unbilled                                           335,899
          --------------------------------------------------------------------------------

                                                                                $1,089,260
          ================================================================================

--------------------------------------------------------------------------------
NOTE 4.   PROPERTY AND EQUIPMENT
--------------------------------------------------------------------------------

          Property and equipment consisted of the following at December 31, 2000:

          Furniture and fixtures                                                $     1,673
          Laboratory and computer equipment                                       1,238,268
          ----------------------------------------------------------------------------------
                                                                                  1,239,941
          Less accumulated depreciation                                            (618,980)
          ----------------------------------------------------------------------------------
                                                                                $   620,961
          ==================================================================================

          Depreciation of property and equipment for the years ended December 31, 2000 and 1999 amounted to $202,561 and $148,925, respectively.

--------------------------------------------------------------------------------
NOTE 5.   LEASE COMMITMENTS
--------------------------------------------------------------------------------

          The Company leases its office and laboratory facilities and certain equipment under non-cancelable operating leases, expiring at various dates through 2003.

          The approximate future minimum lease payments under these leases for years subsequent to December 31, 2000 are as follows:

          2001                                                                  $17,469
          2002                                                                    2,086
          2003                                                                      522
          -----------------------------------------------------------------------------

                                                                                $20,077
          =============================================================================

          Total rent expense for the years ended December 31, 2000 and 1999 was approximately $28,532 and $27,702, respectively.


--------------------------------------------------------------------------------
NOTE 6.   RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

          During 2000, the Company paid $34,000 to a stockholder for consulting services included as a component of professional services in the accompanying statement of income. No such fees were incurred in 1999.

--------------------------------------------------------------------------------
NOTE 7.   INCOME TAXES
--------------------------------------------------------------------------------

          Income tax provision for the years ended December 31, 2000 and 1999 consisted of the following:

                                                         2000            1999
================================================================================
Current:
  Federal                                              $105,000       $  2,000
  State                                                  18,000            300

Deferred:
  Federal                                                65,000        158,000
  State                                                  11,000         27,000
--------------------------------------------------------------------------------

                                                       $199,000       $187,300
================================================================================

          The components of the deferred tax liability at December 31, 2000 are as follows:

Accrual to cash basis adjustment                                      $423,000
Depreciation                                                            34,000
--------------------------------------------------------------------------------

                                                                      $457,000
================================================================================

          The major elements contributing to the difference between income taxes and the amount computed by applying the federal statutory tax rate to income before income taxes for the years ended December 31, 2000 and 1999 are as follows:

                                                         2000           1999
--------------------------------------------------------------------------------
Income taxes at statutory rate                         $171,000       $157,000
State income taxes                                       27,000         29,300
Permanent differences and other                           1,000          1,000
--------------------------------------------------------------------------------

                                                       $199,000       $187,300
--------------------------------------------------------------------------------

                           See accompanying notes.

                                SCHEDULE 3.11.3
                                ---------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                              TAX MATTERS OF KAL
                              ------------------


KAL filed all local, state and federal taxes for the years ending December 1996 through and including December 2000.

                                 SCHEDULE 3.12
                                --------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                             REAL PROPERTY OF KAL
                             --------------------

Lease between KeyStone Analytical Laboratories, Inc. and Schenk Enterprises for space located at 113 Dickerson Road, Unit 6, North Wales, PA 19454 which expires on August 31, 2001.

                                SCHEDULE 3.13.3
                                ---------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                           KAL PATENT AND TRADEMARKS
                           -------------------------


None.

                                SCHEDULE 3.13.4
                                ---------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                       THIRD PARTY INTELLECTUAL PROPERTY
                       ---------------------------------

None.

                                 SCHEDULE 3.14
                                 -------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                                TANGIBLE ASSETS
                                ---------------

The list of fixed assets previously provided to SFBC and Sub are true and correct as of the date hereof.

                                 SCHEDULE 3.15
                                 -------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                           KAL CONTRACTS/AGREEMENTS
                           ------------------------


The contracts previously provided to SFBC and Sub were true and correct copies of such contracts, and the same remain in full force and effect as of the date hereof.

                                 SCHEDULE 3.18
                                 -------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                               INSURANCE OF KAL
                               ----------------

The information concerning insurance coverage previously provided to SFBC and Sub were and are true and correct as of the date hereof.

                                 SCHEDULE 3.19
                                 -------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                               LITIGATION OF KAL
                               -----------------

None.

                                 SCHEDULE 3.20
                                 -------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                               WARRANTIES OF KAL
                               -----------------

None.

                                 SCHEDULE 3.23
                                 -------------

                AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                            EMPLOYEE BENEFITS OF KAL
                            ------------------------

None.

                                 SCHEDULE 3.24
                                 -------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

             ENVIRONMENTAL, HEALTH AND SAFETY REQUIREMENTS OF KAL
             ----------------------------------------------------

None.

                                 SCHEDULE 3.26
                                 -------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                                CUSTOMER LISTS
                                --------------


The customer contracts previously provided to SFBC and Sub were true and correct copies of such contracts, and the same remain in full force and effect as of the date hereof.

                                 SCHEDULE 3.29
                                 -------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                          RELATED PARTY TRANSACTIONS
                          --------------------------

None according to Financial Statements of KeyStone Analytical Laboratories, Inc. dated December 31, 2000.

                                 SCHEDULE 4.2
                                 ------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                            CAPITALIZATION OF SFBC
                            ----------------------

Common Stock, par value $.001 per share, 20,000,000 shares authorized and as of August 15, 2001 4,221,886 shares issued and outstanding, which does not include SFBC Shares underlying 1,134,334 options and 97,004 warrants outstanding.

Preferred Stock, par value $.10 per share, 5,000,000 shares authorized and no shares issued and outstanding.

                                 SCHEDULE 4.6
                                 ------------

               AGREEMENT BY AND AMONG SFBC INTERNATIONAL, INC.,
                    SFBC ANALYTICAL LABORATORIES, INC., AND
                    KEYSTONE ANALYTICAL LABORATORIES, INC.

                               SFBC SUBSIDIARIES
                               -----------------

SFBC Charlotte, Inc.
--------------------

Incorporated:            Florida
Qualified:               North Carolina
Authorized Shares:       10,000
Par Value:               $0.001
Outstanding              1,000 shares of common stock
Shareholder:             SFBC International, Inc.
Treasury Shares:         None
Directors:               Lisa Krinsky, M.D.
                         Arnold Hantman

Officers:                D. Scott Davis, President
                         Raymond Carr, Chief Operating Officer
                         Dr. Gregory B. Holmes, Executive Vice President
                         Arnold Hantman, Vice President, Secretary, Treasurer


SFBC Ft. Myers, Inc.
--------------------

Incorporated:            Florida
Qualified:               n/a
Authorized Shares:       1,000
Par Value:               $0.001
Outstanding:             1,000 shares of common stock
Shareholder:             SFBC International, Inc.
Treasury Shares:         None

Directors:               Lisa Krinsky, M.D.
                         Arnold Hantman

Officers:                Arnold Hantman, Chief Executive Officer/Treasurer
                         Barrie Phillips, President
                         Dr. Gregory B. Holmes, Executive Vice President
                         Lisa Krinsky, M.D., Secretary

South Florida Kinetics, Inc.
----------------------------

Incorporated:               Florida
Qualified:                  n/a
Authorized Shares:          10,000
Par Value:                  $0.10
Outstanding:                100 shares of common stock
Shareholder:                SFBC International, Inc.
Treasury Shares:            None

Directors:                  Lisa Krinsky, M.D.
                            Dr. Leonard I. Weinstein

Officers:                   Lisa Krinsky, Chairman, Chief Executive Officer,
                                    President, Treasurer, Secretary,
                            Arnold Hantman, Vice President
                            Dr. Leonard I. Weinstein, Vice President